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                                                                    EXHIBIT 10.2


CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.









               LEXVISION(TM) DATABASE AND COLLABORATION AGREEMENT

                                     BETWEEN

                          LEXICON GENETICS INCORPORATED

                                       AND

                              INCYTE GENOMICS, INC.

                            DATED AS OF JUNE 27, 2001

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               LEXVISION(TM) DATABASE AND COLLABORATION AGREEMENT

         THIS LEXVISION(TM) DATABASE AND COLLABORATION AGREEMENT (this "Agreement") is dated as of June 27, 2001 (the "Effective Date") and is made by and between LEXICON GENETICS INCORPORATED, a Delaware corporation ("Lexicon"), and INCYTE GENOMICS, INC., a Delaware corporation ("Incyte"). Lexicon and Incyte are sometimes referred to herein individually as a "party" and collectively as the "parties."

                                    RECITALS

         WHEREAS, Lexicon has compiled and is continuing to compile the LexVision(TM) and OmniBank(R) Databases (as hereinafter defined);

         WHEREAS, Lexicon owns or has rights to, and expertise in, certain methods of producing Mutant Mice (as hereinafter defined);

         WHEREAS, Incyte desires to obtain non-exclusive access to the LexVision and OmniBank Databases during the Collaboration Term (as hereinafter defined), and certain licenses under the Lexicon Patent Rights and the Lexicon Know-How relating to Designated Drug Targets (in each case, as hereinafter defined), for purposes of drug discovery research;

         WHEREAS, Incyte desires that Lexicon develop, upon request, certain Mutant Mice having Selected Mutations (as hereinafter defined) for use in such research;

         WHEREAS, Lexicon is willing to grant Incyte non-exclusive access to the LexVision and OmniBank Databases during the Collaboration Term, and certain licenses under the Lexicon Patent Rights and/or the Lexicon Know-How relating to Designated Drug Targets, for purposes of drug discovery research upon the terms and conditions set forth herein; and

         WHEREAS, Lexicon is willing to develop, upon request by Incyte, Mutant Mice having Selected Mutations for use in drug discovery research upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:


                             Article 1. DEFINITIONS


         For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings specified below:

         1.1 "Academic Collaborator" means a principal investigator, employed at a university or other not-for-profit academic research institution that has entered into a material transfer agreement with Incyte pursuant to Section 3.7, who is performing collaborative research with Incyte involving use of a Designated Drug Target, Mutant Mouse or Progeny.


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         1.2 "Affiliate" means any corporation, company, partnership, joint venture and/or firm that controls, is controlled by or is under common control with a party to this Agreement. For purposes hereof, "control" means (i) in the case of corporate entities, direct or indirect ownership more than fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and
(ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. [**]

         1.3 "Collaboration Term" means the period described in Section 12.1.1.

         1.4 "Commercialization Field" means the treatment and prevention of human diseases and conditions.

         1.5 "Confidential Information" means any information and data received by a party (the "Receiving Party") from the other party or its Affiliates (the "Disclosing Party") in connection with this Agreement (which, in the case of Incyte as the Receiving Party, shall include without limitation the LexVision and OmniBank Databases and all information contained therein and all documentation related thereto; and which, in the case of Lexicon as the Receiving Party, shall include without limitation any information and data relating to Incyte's research and development efforts using the LexVision and OmniBank Databases, a Mutant Mouse, Progeny or any human ortholog of a mouse gene contained in the OmniBank Database and discovered by Incyte, and any research, testing, clinical, regulatory, marketing or other scientific or business information, plans, or data pertaining to any Product of Incyte). Notwithstanding the foregoing, Confidential Information shall not include any part of such information or data that:

                  (a) is or becomes part of the public domain other than by unauthorized acts of the Receiving Party, its Affiliates or Corporate Partners;

                  (b) can be shown by written documents to have been already in the possession of the Receiving Party or its Affiliates or its Corporate Partners prior to disclosure under this Agreement, provided such Confidential Information was not obtained directly or indirectly from the Disclosing Party pursuant to a confidentiality agreement;

                  (c) can be shown by written documents to have been disclosed to the Receiving Party or its Affiliates or Corporate Partners by a Third Party, provided such Confidential Information was not obtained directly or indirectly from the Disclosing Party pursuant to a confidentiality agreement; or

                  (d) can be shown by written documents to have been independently developed by the Receiving Party or its Affiliates or its Corporate Partners without use of, or access to, Confidential Information of the Disclosing Party.

Specific Confidential Information of a Disclosing Party shall not be deemed to come under the foregoing exceptions merely because it is embraced by more general information that is or becomes part of the public domain, or is known by, disclosed to or independently developed by the Receiving Party. For example, coding sequence of a gene disclosed by a Disclosing Party shall not be deemed to come under the foregoing exceptions merely because genomic DNA


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sequence information relating to such gene is or becomes part of the public domain, or is known by, disclosed to or independently developed by the Receiving Party, unless that genomic DNA sequence information has been specifically and materially established as exon region(s) via standard molecular biology laboratory techniques.

         1.6 "Corporate Partner" means any Third Party, other than an Academic Collaborator, which enters into an agreement with Incyte or its Affiliates involving the grant to such Third Party of rights for the development, commercialization and/or marketing of a Product, and which, if Incyte has transferred a Designated Drug Target, Mutant Mouse or Progeny to such Third Party, has entered into a material transfer agreement with Incyte pursuant to
Section 3.7.

         1.7 "Cre-Lox Mouse" means any mouse cell or mouse containing a Selected Mutation and which (i) has one or more lox sites in its genome and (ii) contains DNA capable of expressing a Cre recombinase protein, and which is made or produced by Lexicon and delivered to Incyte.

         1.8 "Cre-Lox Patent Rights" means the United States and foreign patents and patent applications listed on Exhibit 1.8, any continuation-in-part, continuation or divisional applications thereof, any patent granted on any aforesaid patent application and any extension, revival, re-examination or reissue of any of such patent, and any continuations, continuations-in-part, divisionals, reissues, extensions or foreign counterparts of any of the foregoing, which Lexicon has the right to sublicense hereunder. The terms "Cre" and "lox" (also referred to as "loxP") have the meanings as described and embodied by the Cre-Lox Patent Rights.

         1.9 "Cre-Lox Technology" means all the inventions described, embodied by and claimed in the Cre-Lox Patent Rights.

         1.10 "Cre Mouse" means any mouse cell or mouse (i) having no lox sites in its genome and (ii) containing DNA capable of expressing a Cre recombinase protein.

         1.11 "Designated Drug Target" means any Drug Target which (i) is selected for research and development by Incyte in accordance with the terms and conditions of this Agreement and (ii) is or has been Used By Incyte (as hereinafter defined) during the Collaboration Term.

         1.12 "Disclosing Party" has the meaning set forth in Section 1.5 hereof.

         1.13 "DPC" means DuPont Pharmaceuticals Company.

         1.14 "Drug Target" means [**].

         1.15 "Effective Date" means the date specified in the initial paragraph of this Agreement.

         1.16 "Event of Default" means an event described in Section 12.3 hereof.

         1.17 "First Commercial Sale" means the first sale for use or consumption by the general public of a Product in a country after all required marketing and pricing or pricing


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reimbursement approvals to be granted by the governing health authority of such country have been obtained. For the avoidance of doubt, First Commercial Sale shall not include the sale of any Product for use in clinical trials or for compassionate use prior to the approval of an NDA.

         1.18 "Homologous Recombination" means a method of making a mouse containing a Selected Mutation in a particular portion of a gene using standard homologous recombination techniques.

         1.19 "Incyte Know-How" means [**].

         1.20 "Incyte Patent Rights" means [**].

         1.21 "Incyte Proprietary Program" means [**].

         1.22 "Incyte Database Information" means [**].

         1.23 "IND" means an Investigational New Drug application filed with the U.S. Food and Drug Administration or a similar application for the clinical testing of a Product in human subjects filed with a foreign regulatory authority.

         1.24 "Invention" means any new and useful composition of matter, process, product by process, machine or manufacture, including without limitation, software or an arrangement or collection of data, or any new and useful improvement thereof, whether or not patentable, which has been or is discovered, conceived, developed or first reduced to practice by employees or others acting on behalf of Lexicon or its Affiliates (either solely or jointly with others), or by employees or others acting on behalf of Incyte or its Affiliates (either solely or jointly with others), through [**].

         1.25 "Joint Invention" means any new and useful composition of matter, process, product by process, machine or manufacture, including without limitation, software or an arrangement or collection of data, or any new and useful improvement thereof, whether or not patentable, hereafter discovered, conceived, made, developed or reduced to practice jointly by employees or others acting on behalf of Incyte or its Affiliates, together with employees or others acting on behalf of Lexicon or its Affiliates, through [**].

         1.26 "Joint Patent Rights" means (i) any United States and foreign patent applications, including without limitation provisional patent applications, hereafter owned, in whole or in part, by Lexicon or Incyte or having legal force in any country, which claim a Joint Invention, (ii) any United States patents and foreign patents issuing from such patent applications and (iii) any substitutions, renewals, continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions of any of the foregoing.

         1.27 "Lexicon Know-How" means all inventions (including Inventions other than Joint Inventions), discoveries, improvements, know-how, technical information, data or other technology comprised within or otherwise relating to the Lexicon Technology that [**], all to the extent and only to the extent that Lexicon has the right to grant licenses, immunities or other rights to Incyte hereunder; provided, however, that the Lexicon Know-How excludes the Lexicon


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Patent Rights and any Inventions, discoveries, improvements, know-how, technical information, data or other technology discovered, conceived, developed or first reduced to practice under a Lexicon Proprietary Program.

         1.28 "Lexicon Patent Rights" means (i) the United States and foreign patents owned by or licensed (with rights to sublicense) to Lexicon which claim a composition, method, or process relating to the Lexicon Technology, (ii) the United States and foreign patent applications, including without limitation provisional patent applications, heretofore or hereafter filed by Lexicon or having legal force in any country, which claim a composition, method, or process relating to the Lexicon Technology, (iii) any United States patents and foreign patents issuing from such patent applications and (iv) any substitutions, renewals, continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions of any of the foregoing, in each case to the extent (and only to the extent) such patents and patent applications claim [**]; provided that the Lexicon Patent Rights exclude any Joint Patent Rights, the Cre-Lox Patent Rights and the claims of any patent or patent application filed by Lexicon directed to Inventions discovered, conceived, developed or first reduced to practice under a Lexicon Proprietary Program.

         1.29 "Lexicon Proprietary Program" means [**].

         1.30 "Lexicon Technology" means [**].

         1.31 "LexVision Database" means Lexicon's proprietary database comprising phenotypic data and associated information, as more fully described in Exhibit 1.31 hereto, and as may be supplemented from time to time as set forth herein.

         1.32 "Lox Mutant Mouse" means a mouse cell or mouse containing a Selected Mutation (i) having one or more lox sites in its genome and (ii) not containing DNA capable of expressing a Cre recombinase protein, and which is made or produced by Lexicon using either the OmniBank Method or Homologous Recombination and delivered to Incyte.

         1.33 "Major Market" means the United States, the European Union (under the centralized process or any other process), Germany, the United Kingdom, France, Italy, Spain or Japan.

         1.34 "Mutant Mouse" means collectively a Cre Mouse, a Cre-Lox Mouse, a Lox Mutant Mouse, or a Non-Cre-Lox Mutant Mouse having a Selected Mutation that was made or produced by Lexicon and delivered to Incyte pursuant to Section 5.2. A "line of Mutant Mice" means Mutant Mice having the same Selected Mutation. For purposes of this Agreement, Mutant Mouse shall exclude any mouse cell or mouse made by Lexicon under the Therapeutic Protein Alliance Agreement between Lexicon and Incyte of even date herewith.

         1.35 "NDA" means a New Drug Application filed with the U.S. Food and Drug Administration or a similar application for marketing approval of a Product filed with a foreign regulatory authority.

         1.36 "Net Sales" means, with respect to a Product, the gross amount invoiced by Incyte, its Affiliates or Corporate Partners for sales of such Product to a Third Party, less:


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                  (a) trade, quantity and cash discounts actually allowed;

                  (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments, billing errors and any other allowances (including, without limitation, government-mandated and managed health care-negotiated rebates) actually granted which effectively reduce the net selling price;

                  (c) product returns credits and allowances actually granted;

                  (d) any tax imposed on the production, sale, delivery or use of the product (excluding federal, state or local taxes based on income);

                  (e) freight, postage, shipping, customs duties, excises, tariffs, surcharges, other governmental charges (excluding federal, state or local taxes based on income) and insurance charges actually allowed or paid for delivery of Products;

                  (f) payments or rebates paid with respect to such Product in connection with state or federal Medicare, Medicaid or similar programs in the United States or in connection with similar programs in other countries in which there are sales; and

                  (g) adjustments for bad debts.

Such amounts shall be determined from the books and records of Incyte, its Affiliates or Corporate Partners, as the case may be, maintained in accordance with the generally accepted accounting principles, consistently applied.

         In the event the Product is sold as part of a Combination Product (as defined below), the Net Sales from the Combination Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales of the Combination Product by the fraction, A/A+B where A is the average sale price of the Product when sold separately in finished form and B is the average sale price of the other active compounds or ingredients in the Combination Product sold separately in finished form.

         In the event that the average sale price of the Product can be determined but the average sale price of the other active compounds or ingredients cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the fraction C/C+D where C is the selling party's average sales price of the Product and D is the difference between the average selling price of the Combination Product and the average selling price of the Product. If the average sale price of the other active compounds or ingredients can be determined but the average price of the Product cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the following formula: one minus C/C+D where C is the average selling price of the other product(s) and D is the difference between the average selling price of the Combination Product and the average selling price of the other active compounds or ingredients.


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         In the event that the average sales price of both the Product and the other active compounds or ingredients in the Combination Product cannot be determined, the Net Sales of the Product shall be negotiated in good faith by the parties.

         The Net Sales price for a Combination Product in a given country will be calculated once each calendar year and such price will be used during all applicable royalty reporting periods for the entire calendar year for such country, absent extraordinary conditions or events. When determining the average sale price of a Product or the other active compounds or ingredients in the Combination Product, the average sale price will be calculated using data arising from the twelve (12) months preceding the calculation of the Net Sales price for the Combination Product. As used above, the term "Combination Product" means any Product sold in conjunction with any other active component(s) (whether packaged together or in the same therapeutic formulation).

         If Incyte or any of its Affiliates or Corporate Partners sells any Product to a Third Party which also purchases other products or services from such seller or any of its Affiliates in a bundled, combination or capitated transaction (a "Bundled Transaction"), and such seller discounts the sales price of the Product to a greater degree than such seller or its Affiliates generally discount the price of its other products to such customer, then the aggregate amount received with respect to such Bundled Transaction shall be allocated to Net Sales pursuant to the formula set forth in Exhibit 1.36 hereto. For purposes of the foregoing, "discounting" includes establishing the list price at lower than the seller's normal pricing level.

         Free samples of Product and the disposition of Product for, or the use of Product in, pre-clinical or clinical (Phase 1 - 3) trials or other market-focused (Phase 4) trials in which Product is provided to patients without any payment shall not result in any Net Sales.

         1.37 "Non-Cre-Lox Mutant Mouse" means a mouse cell or mouse containing a Selected Mutation (i) having no lox sites in its genome and (ii) not containing DNA capable of expressing a Cre recombinase protein, and which is made or produced by Lexicon using either the OmniBank Method or Homologous Recombination and delivered to Incyte.

         1.38 "OmniBank Database" means Lexicon's proprietary database comprising OmniBank Sequence Tags and all associated information, as more fully described in Exhibit 1.38 hereto, and as may be supplemented from time to time as set forth herein.

         1.39 "OmniBank" or "OmniBank Library" means Lexicon's proprietary library of embryonic stem cell clones containing gene trap events in particular mouse genes, which genes are identified by OmniBank Sequence Tags, and which clones may or may not have lox sites, as more fully described in Exhibit 1.38 hereto.

         1.40 "OmniBank Method" means the method of making or developing a mouse containing a Selected Mutation using gene trap insertion techniques with embryonic stem cells retrieved from the OmniBank Library.

         1.41 "OmniBank Sequence Tag" or "OST" means any DNA sequence that is derived from a mouse gene using gene trap insertion techniques and contained in the OmniBank Database.


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         1.42 "Phase 3 Trial" means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for an NDA or that would otherwise satisfy the requirements of 21 CFR 312.21(c) or its foreign equivalent. For purposes of this Agreement, "commencement of a Phase 3 Trial" for a Product shall mean the introduction of such Product into a human patient in a Phase 3 Trial.

         1.43 "Product" means any Small Molecule Drug product or Small Molecule Drug product candidate for the treatment or prevention of any human disease or condition which [**]. Without limiting the foregoing, a Product shall include any Small Molecule Drug product or product candidate for the treatment or prevention of any human disease or condition which [**].

         1.44 "Product Patent Rights" means (i) the United States and foreign patent applications, hereafter filed by Incyte, its Affiliates, Academic Collaborators or Corporate Partners or having legal force in any country, which claim a composition, method, or process relating to a Product, (ii) any United States patents and foreign patents issuing from such patent applications and
(iii) any substitutions, renewals, continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions of any of the foregoing.

         1.45 "Progeny" means mice, including successive generations thereof, that are produced or developed by Incyte, its Affiliates, Academic Collaborators or Corporate Partners by breeding a Mutant Mouse with any other mouse (including, without limitation, any other Mutant Mouse); provided that Progeny shall not include any mouse that does not contain at least one copy of an allele carrying a Selected Mutation, or nucleotide sequence derived or descended from an OmniBank vector, stably integrated into its genome.

         1.46 "Project Coordinator" has the meaning specified in Section 2.1 hereof.

         1.47 "Receiving Party" has the meaning set forth in Section 1.5 hereof.

         1.48 "Research Field" means use by Incyte, its Affiliates, Academic Collaborators and/or Corporate Partners, at the internal research facilities of Incyte, its Affiliates, Academic Collaborators and Corporate Partners, for research directed toward the discovery, identification, selection, and characterization of Products. The Research Field shall specifically exclude (i) the clinical development, marketing, sale, license or commercialization of any Product, which activities shall require a license in the Commercialization Field, and (ii) the development, manufacture, use, lease, sale (or other transfer for consideration) or importation of any product for sale (or lease or other transfer of a product for consideration) wherein the manufacture, use, sale or importation of such product would infringe a Valid Claim of the Cre-Lox Patent Rights, including but not limited to wherein the product is manufactured using a composition or method which would infringe a Valid Claim of the Cre-Lox Patent Rights.

         1.49 "Selected Mutation" means a specific mutation in a particular portion of a gene of a mouse embryonic stem cell that is created using the OmniBank Method or Homologous Recombination, which may or may not contain lox sites.

         1.50 "Seek-Target-Validation Project" or "S-T-V Project" means Lexicon's conduct of a Level 2 or 3 S-T-V analysis pursuant to Section 6.1, which may include, as applicable, the tests and assays described in Exhibit 1.50.


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         1.51 "Small Molecule Drug" means any product or product candidate for the treatment of any human disease or condition, the active ingredient of which is a synthetic small molecule, a natural product or a macromolecule; provided, however, that "Small Molecule Drug" specifically excludes any product or product candidate which consists of or incorporates as an active ingredient [**].

         1.52 "Steering Committee" has the meaning specified in Section 2.1 hereof.

         1.53 "Territory" means all countries and jurisdictions throughout the world.

         1.54 "Third Party" means any person or entity other than Lexicon or Incyte and their respective Affiliates.

         1.55 "Use by Incyte" or "Used by Incyte" means any of the following:

                  (a) any use by Incyte or any of its Affiliates of (i) a Drug Target, which Drug Target or the use thereof is covered by a Valid Claim of the Lexicon Patent Rights at the time of such use, or (ii) data or other information from the LexVision or OmniBank Database relating to a Drug Target which is included in the Lexicon Know-How at the time of such use, in any such case which use meets any or all of the following criteria:

         [**]

         1.56 "Valid Claim" means either (i) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (ii) a claim of a pending patent application that [**]and that has not been abandoned or finally rejected without the possibility of appeal or refiling.

                          ARTICLE 2. STEERING COMMITTEE

         2.1 Members of Steering Committee; Project Coordinators. The parties shall establish a steering committee (the "Steering Committee"), which shall comprise three representatives designated by each party (or such other number as the parties may agree). The initial members of the Steering Committee are set forth on Exhibit 2.1. Members of the Steering Committee may be represented at any meeting by a designee who is appointed by such member for such meeting and who has authority to act on behalf of such member. The chairperson of the Steering Committee shall be designated annually on an alternating basis between the parties. The initial chairperson shall be selected by Incyte and is designated on Exhibit 2.1. The party not designating the chairperson shall designate one of its representative members as secretary to the Steering Committee for such year. Each party shall designate an individual (a "Project Coordinator"), who may, but need not, be a member of the Steering Committee to coordinate, on its behalf, the day-to-day interaction of and communication between the parties under this Agreement. Each Project Coordinator shall possess the education, training and experience necessary to make him or her reasonably technically qualified to serve as a Project Coordinator.


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The initial Project Coordinators are set forth on Exhibit 2.1. Each party shall be free to replace its representative members of the Steering Committee and its Project Coordinator with new appointees who have authority to act on behalf of such party, on notice to the other party.

         2.2 Responsibilities of Steering Committee. The Steering Committee shall be responsible for overseeing and directing the parties' interaction and performance of their respective obligations under this Agreement. Without limiting the generality of the foregoing, its duties shall include:

                  (a) evaluating and modifying, from time to time, the tests and analytical methods to be used in Level 2 and 3 S-T-V Projects conducted by Lexicon under this Agreement;

                  (b) prioritizing and reviewing Lexicon's efforts to develop and supply Mutant Mice pursuant to Article 5;

                  (c) establishing criteria and strategies for seeking patent protection for Joint Inventions;

                  (d) providing for the exchange of information between the parties; and

                  (e) addressing issues and resolving differences that may arise between the parties.

         2.3 Meetings of Steering Committee. The Steering Committee shall meet at least once every calendar quarter, and more frequently as the parties deem appropriate, on such dates and at such times as the parties shall agree, on ten (10) days' written notice to the other party unless such notice is waived by the parties. The first meeting of the Steering Committee shall take place within thirty (30) days after the Effective Date, at Lexicon's facility in The Woodlands, Texas. The Steering Committee may convene or be polled or consulted from time to time by means of telecommunications, videoconferences or correspondence, as deemed necessary or appropriate by the parties. To the extent that meetings are held in person, they shall alternate between the offices of the parties unless the parties otherwise agree. The chairperson shall be responsible for sending notices of meetings to all members.

         2.4 Decisions.

                  2.4.1 Quorum; Voting. A quorum for a meeting of the Steering Committee shall require the presence of at least one Lexicon member (or designee) and at least one Incyte member (or designee) in person or by telephone. All decisions made or actions taken by the Steering Committee shall be made unanimously by its members, with the Lexicon members cumulatively having one vote and the Incyte members cumulatively having one vote.

                  2.4.2 Dispute Resolution. In the event that unanimity cannot be reached by the Steering Committee with respect to a matter that is a subject of its decision-making authority, then the matter shall be referred for further review and resolution to the Chief Executive Officer of Incyte, or such other similar position designated by Incyte from time


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         to time, and the Chief Executive Officer of Lexicon, or such other similar position designated by Lexicon from time to time. The designated officers of each party shall use reasonable efforts to resolve the matter within [**] after the matter is referred to them. If the designated officers cannot resolve any matter described in Section
         2.2 within such [**] period, the matter shall be decided by the designated officer of Lexicon in good faith, taking into account the reasonable commercial interests of Incyte and the express provisions of this Agreement.

         2.5 Minutes. Within fifteen (15) days after each Steering Committee meeting, the secretary of the Steering Committee shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Steering Committee. The secretary shall be responsible for circulation of all draft and final minutes. Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of the Steering Committee sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of the Steering Committee.

         2.6 Term. The Steering Committee shall exist until the termination or expiration of the Collaboration Term and for such longer period as necessary to perform the responsibilities assigned to it under this Agreement.

         2.7 Expenses. Each party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the Steering Committee.


                           ARTICLE 3. GRANTS OF RIGHTS

         3.1 Grant of Rights and Licenses by Lexicon to Incyte.

                  3.1.1 Non-Exclusive Grant of Access to LexVision and OmniBank Databases. Subject to the terms of this Agreement, Lexicon hereby grants to Incyte and its Affiliates, during the Collaboration Term, the non-exclusive right under the Lexicon Patent Rights and Lexicon Know-How of access, without the right to permit Third Parties any right of access, to the LexVision and OmniBank Databases for use in the Research Field only. Incyte and its Affiliates may make copies of information contained in the LexVision and OmniBank Databases only to the extent reasonably necessary to exercise Incyte's rights under this Agreement, and Incyte agrees to establish, and to cause its Affiliates to establish, reasonable security measures to prevent copies of the information contained in the LexVision and OmniBank Databases from being made available to Third Parties (except as provided in Section 3.7), all to the same extent required for the protection of Lexicon's other Confidential Information under Section 9.1.

                  3.1.2 Non-Exclusive Research License Grant under the Lexicon Patent Rights and Lexicon Know-How for Drug Discovery. At any time during the Collaboration Term, Incyte may, at its option, designate a Drug Target as a Designated Drug Target by providing written notice of such designation to Lexicon; provided that Incyte shall be obligated to designate each Drug Target Used by Incyte as a Designated Drug Target promptly following the date such Drug Target is first Used by Incyte. Subject to the terms of this Agreement, Lexicon hereby grants to Incyte and its Affiliates, within the Territory, a non-exclusive right and license (without any right to sublicense except as specifically provided herein) under the Lexicon Patent Rights and Lexicon Know-How with respect to Designated Drug Targets solely in the Research Field. Lexicon hereby grants Incyte and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators under the right and license granted by Lexicon pursuant to this Section 3.1.2, on a Designated Drug Target-by-Designated Drug Target basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with Incyte or its Affiliates, as provided in Section 3.7.

                  3.1.3 Non-Exclusive Commercial License Grant under the Lexicon Patent Rights and Lexicon Know-How for Small Molecule Drugs. Subject to the terms of this Agreement, Lexicon hereby grants to Incyte and its Affiliates, within the Territory, a non-exclusive right and license (without the right to sublicense except as specifically provided herein) under the Lexicon Patent Rights and Lexicon Know-How with respect to Designated Drug Targets to discover, develop, make, have made, import, use, have used, offer for sale, sell and have sold Small Molecule Drugs in the Commercialization Field. Lexicon hereby grants Incyte and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators under the right and license granted by Lexicon pursuant to this Section 3.1.3, on a Designated Drug Target-by-Designated Drug Target basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with Incyte or its Affiliates, as provided in Section 3.7.

                  3.1.4 Non-Exclusive Research License Grant under the Lexicon Patent Rights and Lexicon Know-How to Mutant Mice and Progeny. Subject to the terms of this Agreement, Lexicon hereby grants to Incyte and its Affiliates within the Territory, a non-exclusive right and license under the Lexicon Patent Rights and Lexicon Know-How to use, breed, cross-breed and have bred and cross-bred Mutant Mice and Progeny for use in the Research Field only. Except as provided in Section 3.7, Incyte agrees to use the Mutant Mice and Progeny solely for Research Field purposes of Incyte and its Affiliates in accordance with the terms and conditions of this Agreement, and not to use the Mutant Mice or Progeny for any purposes for Third Parties, or to transfer, license the use of or make available to Third Parties Mutant Mice or Progeny. Lexicon hereby grants Incyte and its Affiliates the limited right to grant sublicenses to Corporate Partners and Academic Collaborators under the right and license granted by Lexicon pursuant to this Section 3.1.4, on a Designated Drug Target-by-Designated Drug Target basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with Incyte or its Affiliates, as provided in Section 3.7.

                  3.1.5 Non-Exclusive Research License Grant under the Cre-Lox Technology to Lox Mutant Mice, Cre-Lox Mice, Cre Mice and Progeny.

                           3.1.5.1 Subject to the terms of this Agreement,
                  Lexicon hereby grants to Incyte and its Affiliates the non-transferable (except to Academic Collaborators and Corporate Partners as provided in Section 3.1.5.2), non-exclusive right under the Cre-Lox Technology to use, breed and cross-breed Lox Mutant Mice solely in the Research Field; provided however, that Incyte and its Affiliates shall not manipulate the genetic information at any lox site of a Lox Mutant Mouse by using the Cre-Lox Technology (including without limitation cross-breeding a Lox Mutant Mouse with a Cre Mouse) or otherwise further practice under the Cre-Lox Patents, without first obtaining a license from DPC.

                           3.1.5.2 Incyte and its Affiliates shall not transfer
                  any Lox Mutant Mice or any Progeny or material in any way derived from such Lox Mutant Mice to any Third Party, except as follows: Incyte may transfer Lox Mutant Mice (or any Progeny or material in any way derived from such Lox Mutant
                  Mice) to Academic Collaborators and Corporate Partners, provided that each such Academic Collaborator or Corporate Partner has first entered into a Material Transfer Agreement with Incyte substantially in the form and containing the terms as set forth in Exhibit 3.7-B hereto.

                           3.1.5.3 No right is granted to Incyte or its
                  Affiliates to sell (or lease or otherwise transfer for consideration) or develop or manufacture for sale (or lease or other transfer for consideration) any product, the manufacture, use, sale or importation of which would infringe a Valid Claim of the Cre-Lox Patents, including but not limited to any product which is manufactured using a composition or method which would infringe a Valid Claim of the Cre-Lox Patents.

                           3.1.5.4 Subject to the restricted non-exclusive
                  rights granted to Incyte, Lexicon (and its licensors, as applicable) shall retain all rights under the Cre-Lox Technology to Lox Mutant Mice (and any Progeny or material in any way derived from such Lox Mutant Mice).

         3.2 Use of LexVision Data in Support of Incyte Patents. Subject to the terms of this Agreement, Lexicon hereby grants to Incyte and its Affiliates, within the Territory, a non-exclusive right and license (without any right to sublicense) under the Lexicon Patent Rights and Lexicon Know-How to use data or other information from the LexVision Database relating to Drug Targets to support the prosecution or issuance of claims of the Incyte Patent Rights that
(i) claim the composition of matter of a Drug Target and/or (ii) arise solely from the generation of Incyte Database Information and claim the use of a Drug Target with respect to human therapeutic and diagnostic products (and any substitutions, renewals, continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions of any of the foregoing). The use of such information in support of the Incyte Patent Rights will not result in such Incyte Patent Rights becoming Joint Patent Rights. Lexicon shall execute such documents and take such additional steps as Incyte may reasonably request to enable Incyte to exercise its rights under this Section 3.2.

         3.3 Reservation of Rights. Notwithstanding the rights granted to Incyte under this Article 3:

                  3.3.1 Lexicon at all times reserves (i) the right to use and to permit others to access and use the LexVision and OmniBank Databases, and any information or date contained therein, to discover, research, develop, make, have made, import, use, have used, offer for sale, sell and have sold products, including the right to grant licenses with respect to any applicable intellectual property rights for such purpose; (ii) the right to use and to permit others to use, breed and have bred Mutant Mice and successive generations thereof to discover, research, develop, make, have made, import, use, have used, offer for sale, sell and have sold products, including the right to grant licenses with respect to any applicable intellectual property rights for such purpose; and (iii) its rights under the Lexicon Patent Rights and Lexicon Know-How to all embryonic stem cell clones and other biological materials contained in the OmniBank Library.

                  3.3.2 Lexicon reserves the right under the Lexicon Patent Rights and Lexicon Know-How (i) to discover, research, develop, make, have made, import, use, have used, offer for sale, sell and have sold Drug Targets and Products, and (ii) to grant licenses to Third Parties to discover, research, develop, make, have made, import, use, have used, offer for sale, sell and have sold Drug Targets and Products.

         3.4 No Grant of Other Technology or Patent Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, patent applications, gene or genomic sequence data or information, products, or biological materials of the other party, including items owned, controlled or developed by, or licensed to, the other party, or transferred by the other party to said party, at any time pursuant to this Agreement.

         3.5 Grant of Non-Blocking Rights Among Incyte, Lexicon and Reciprocal Rightsgivers.

                  3.5.1 Rights to Use the LexVision Database, OmniBank Database and Mutant Mice.

                           3.5.1.1 Incyte and its Affiliates shall not assert or
                  enforce, and shall use good faith efforts to obtain the written agreement of its Corporate Partners not to assert or enforce, against Lexicon, its Affiliates or any Reciprocal Rightsgiver (as defined below) any claims of an issued patent arising from the use by Incyte, its Affiliates, Academic Collaborators or Corporate Partners of the LexVision or OmniBank Databases or any information therein, or arising from the use by Incyte, its Affiliates, Academic Collaborators or Corporate Partners of an OST, a Mutant Mouse or Progeny, including, without limitation, any claims of an issued patent to an Invention made by Incyte, its Affiliates, Academic Collaborators or Corporate Partners, to the extent, but only to the extent, any such assertion or enforcement would, absent a license from Incyte, prevent Lexicon, any of its Affiliates or any Reciprocal Rightsgiver from using (and/or, in the case of Lexicon and its Affiliates, permitting others to use), for research purposes only (including, without limitation, research directed toward the discovery, identification, selection, or characterization of human therapeutic and diagnostic products), (i) the LexVision or OmniBank Databases, any information therein or any OST; (ii) any Mutant Mice or Progeny or other mice having a Selected Mutation; or (iii) any embryonic stem cell clones or other biological materials contained in the OmniBank Library.

                           3.5.1.2 Lexicon and its Affiliates shall not assert
                  or enforce, and shall use good faith efforts to obtain the written agreement of its corporate partners not to assert or enforce, against Incyte or its Affiliates any claims of an issued patent arising from the use by Lexicon, its Affiliates, academic collaborators or corporate partners of the LexVision or OmniBank Databases or any information therein, or arising from the use by Lexicon, its Affiliates, academic collaborators or corporate partners of an OST, a Mutant Mouse or Progeny, including, without limitation, any claims of an issued patent to an Invention made by Lexicon, its Affiliates, academic collaborators or corporate partners, to the extent, but only to the extent, any such assertion or enforcement would, absent a license from Lexicon, prevent Incyte or any of its Affiliates from using, for research purposes only (including, without limitation, research directed toward the discovery, identification, selection, or characterization of human therapeutic and diagnostic products), (i) the LexVision or OmniBank Databases, any information therein or any OST;
                  (ii) any Mutant Mice or Progeny or other mice having a Selected Mutation; or (iii) any embryonic stem cell clones or other biological materials contained in the OmniBank Library.

                  3.5.2 "Reciprocal Rightsgiver," for purposes of Section 3.5.1, respectively, means a Third Party licensee under the Lexicon Patent Rights and/or Lexicon Know-How which has agreed, in writing, to terms and conditions concerning the subject matter of such section that are at least as advantageous to Incyte and Lexicon and their respective Affiliates (including, without limitation, with respect to assignment, as provided below) in the Research Field or with respect to Products in the Commercialization Field, respectively, as the terms and conditions under Section 3.5.1, as applicable, are to such Third Party. Furthermore, except to the extent expressly provided herein, neither Incyte nor Lexicon nor any Reciprocal Rightsgiver shall have the right to assign, transfer or otherwise dispose of (with or without consideration), in whole or in part, any of its rights under this Section 3.5 (or, in the case of Incyte, under the equivalent provisions of Lexicon's agreements with Reciprocal Rightsgivers) except in connection with a merger, consolidation or sale with or to any unrelated Third Party of such portion of Incyte's, Lexicon's or such Reciprocal Rightsgiver's assets that include such rights; that is to say, Incyte's, Lexicon's or such Reciprocal Rightsgiver's rights under this Section 3.5 (or, in the case of Incyte, under the equivalent provisions of Lexicon's agreements with Reciprocal Rightsgivers) shall be assumed by such person's successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets. Any purported assignment of rights under this Section 3.5 in violation of the preceding sentence shall be void.

                  3.5.4 Incyte, Lexicon and each Reciprocal Rightsgiver shall provide Lexicon's Project Coordinator with a copy of any patent application that such person reasonably believes will be implicated under this Section 3.5, promptly after such application is first published anywhere in the Territory. Lexicon's Project Coordinator shall distribute copies of such patent application to Incyte, Lexicon and each Reciprocal Rightsgiver (other than the person which filed the application) and shall indicate the applicability of Section 3.5 thereto. The parties acknowledge and agree that initial determination of whether a patent application is implicated under this Section 3.5 may be difficult. Therefore, no person shall be held liable for failure to comply with this Section 3.5.4 (or under the equivalent provisions of Lexicon's agreements with Reciprocal Rightsgivers) with regard to any particular patent application, so long as such failure was reasonable and in good faith and is promptly rectified when realized.

                  3.5.5 Lexicon shall use good faith efforts to obtain from each Third Party that becomes a subscriber to the LexVision Database during the Collaboration Term agreements in favor of Reciprocal Rightsgivers (including Incyte) on substantially the same terms as those set forth in this Section 3.5, so that such Third Party subscriber becomes a Reciprocal Rightsgiver. To the extent permitted, Lexicon shall periodically disclose to the Steering Committee the identity of any such Reciprocal Rightsgivers and the terms and conditions agreed to by such Reciprocal Rightsgivers under which Incyte receives rights reciprocal to those specified in this Section 3.5.

                  3.5.6 Incyte and each Reciprocal Rightsgiver shall have the right to enforce the provisions of this Section 3.5 or the equivalent provisions of Lexicon's agreements with such Reciprocal Rightsgiver, as the case may be, as if each were a party to the agreements containing such provisions.

         3.6 Non-Blocking License under Incyte Patents Supported by LexVision Data.

                  3.6.1 Subject to the terms of this Agreement, Incyte hereby grants to Lexicon and its Affiliates, within the Territory, a non-exclusive right and license (without the right to sublicense except as specifically provided herein) to research, develop, manufacture, have manufactured and sell "Drug Products" (as hereinafter defined) under claims of the Incyte Patent Rights (and any substitutions, renewals, continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions of any of the foregoing) that (a) (i) claim the composition of matter of a Drug Target and/or (ii) arise solely from the generation of Incyte Database Information and claim the use of a Drug Target with respect to Drug Products, and (b) for which data or other information from the LexVision Database relating to such Drug Target was used to support the prosecution or issuance of such patent; provided that such right and license shall not extend to claims of any Incyte patent or patent application to an invention or discovery made in an Incyte Proprietary Program. Lexicon may grant sublicenses to Third Parties under the right and license granted to Lexicon under this
         Section 3.6.1 to the extent, and only to the extent, that Lexicon grants such Third Party (i) a corresponding license or sublicense of rights to a given Drug Product discovered, researched and under bona fide commercial development (at least through the stage of the demonstration of pre-clinical efficacy in animal studies) by Lexicon and (ii) the license or sublicense of patent rights pertaining thereto owned by, licensed to or controlled by Lexicon. For purposes of this
         Section 3.6.1, "Drug Products" shall mean [**].

                  3.6.2 Incyte shall provide Lexicon's Project Coordinator with a copy of any Incyte patent or patent application (and any United States patents and foreign patents issuing from such patent applications and any substitutions, renewals, continuations, continuations-in-part, divisionals, reissues, reexaminations or extensions of any of the foregoing) under which Lexicon holds license rights pursuant to this Section 3.6, promptly after such application is first published anywhere in the Territory.

         3.7 Sublicenses, Transfers to or Use for the Benefit of Corporate Partners and Academic Collaborators.

                  3.7.1 Incyte and its Affiliates shall have the limited right to grant sublicenses to Corporate Partners and Academic Collaborators under the Lexicon Patent Rights and Lexicon Know-How in the Research Field with respect to any Designated Drug Target, on a Designated Drug Target-by-Designated Drug Target basis, solely to accomplish the purposes of such Corporate Partner's or Academic Collaborator's collaboration with Incyte or its Affiliates; provided, however, that without the prior written consent of Lexicon, no such sublicense under the Lexicon Patent Rights or Lexicon Know-How with respect to such Designated Drug Target may be granted to any Third Party in the absence of (i) a corresponding license or sublicense of rights to a given Product discovered, researched and under bona fide commercial development (at least through the stage of the demonstration of pre-clinical efficacy in animal studies) by Incyte and (ii) the license or sublicense of patent rights pertaining thereto owned by, licensed to or controlled by Incyte; and provided, further, that the grant of any such sublicense shall be consistent with the terms and conditions of this Agreement and that no such sublicense to a Corporate Partner shall relieve Incyte of primary responsibility for all payments and royalties due to Lexicon under Article 7 with respect to Product(s) licensed to such

         Corporate Partner. Incyte shall obtain the written commitment of any sublicensee to abide by all applicable terms and conditions of this Agreement. Promptly upon execution of any permitted sublicense, Incyte shall provide written notice thereof to Lexicon and evidence reasonably satisfactory to Lexicon that such sublicense is in compliance with this
         Section 3.7.1.

                  3.7.2 Incyte and its Affiliates shall have the right to transfer a Mutant Mouse or Progeny to a Corporate Partner or an Academic Collaborator, provided that such Corporate Partner or Academic Collaborator shall have entered into a material transfer agreement with Incyte substantially in the form and containing the terms as set forth in Exhibit 3.7-A or 3.7-B, whichever is applicable. Within [**] of entering into any such material transfer agreement, Incyte shall provide Lexicon with a copy thereof.

                  3.7.3 Except as provided in Section 3.7.1 above, Incyte shall have no right to grant any sublicense under its rights under the Lexicon Patent Rights or Lexicon Know-How. Under no circumstances shall Incyte provide direct access to the LexVision or OmniBank Database to any Corporate Partner, Academic Collaborator or other Third Party.

              ARTICLE 4. ACCESS TO LEXVISION AND OMNIBANK DATABASES

         4.1 Access to the LexVision and OmniBank Databases. Within thirty (30) days after the Effective Date, Lexicon shall provide Incyte with [**] access, using [**], to the LexVision and OmniBank Databases in their most current versions as of the access activation date. Incyte shall access the LexVision and OmniBank Databases through one or more servers in secure locations at its principal research facilities in Palo Alto, California, or such alternate research site as Incyte may designate by written notice to Lexicon; provided, however, Incyte shall be entitled to access the LexVision and OmniBank Databases remotely from computers which are part of a Incyte intranet system. [**]. Up to [**] concurrent Incyte users (and [**] total users) at Incyte's principal research facilities in Palo Alto, California, or an alternate site designated by written notice to Lexicon, shall be permitted to access the LexVision and OmniBank Databases through such servers at any given time. Incyte shall take reasonable precautions to restrict access to the LexVision and OmniBank Databases to the scientists and other employees of Incyte and its Affiliates who have access to Incyte's own proprietary gene databases, including without limitation all precautions Incyte employs with respect to its own proprietary gene databases. Incyte shall not provide any Academic Collaborator, Corporate Partner or other Third Party with direct access to the LexVision or OmniBank Databases and, except as provided in Section 3.7, shall not disclose any information contained therein to any Academic Collaborator, Corporate Partner or other Third Party.

         4.2 Updates to the LexVision and OmniBank Databases. During the Collaboration Term, Lexicon will use commercially reasonable efforts to update the LexVision and OmniBank Database, [**] at least once every two months, and Lexicon shall, in all events, make such updates for Incyte at least as frequently and promptly as Lexicon makes updates available to other subscribers to the LexVision or OmniBank Databases, as the case may be. Without limiting the foregoing, Lexicon will use commercially reasonable efforts to include in the

LexVision Database the phenotypic data from substantially the assays described on Exhibit 1.28, as may be modified from time to time by Lexicon, for the following numbers of murine genes upon the following schedule:

                  Deadline                        Number of Genes (Total)
                  --------                        -----------------------

                  [**]

         4.3 Support for the LexVision and OmniBank Databases.

                  4.3.1 During the Collaboration Term, Lexicon will provide reasonable technical support for the LexVision and OmniBank Databases during normal business hours (9:00 a.m. to 5:00 p.m. Central time). Requests for support shall be coordinated by the Project Coordinator designated by each party.

                  4.3.2 If the LexVision Database and/or OmniBank Database malfunctions or for some reason becomes nonoperational, Incyte shall notify Lexicon within [**] of such occurrence. Lexicon shall respond to all such notices within [**] of receipt and shall use reasonable efforts to correct defects in the LexVision Database and/or OmniBank Database within time frames corresponding to the severity of the defects, as agreed upon by Lexicon and Incyte.

                  4.3.3 Both parties shall use all reasonable efforts to minimize any the downtime of the LexVision Database and OmniBank Database and shall discuss, in good faith, equitable adjustment of the parties' respective obligations under this Agreement as a result of any extraordinary period of downtime.

         4.4 Incyte Designation of Genes for Inclusion in LexVision Database.

                  4.4.1 In each of the first four years of the Collaboration Term, Incyte will have the right to designate for inclusion in the LexVision Database up to [**] of the murine genes to be included in the LexVision Database in the following year pursuant to Section 4.2. Incyte shall designate such genes by written notice in the form attached hereto as Exhibit 4.4.1 delivered to Lexicon (i) within [**] of the Effective Date for the murine genes designated by Incyte for the following year and (ii) no fewer than [**] prior to each anniversary of the Effective Date for the murine genes designated by Incyte for each subsequent year. [**].

                  4.4.2 [**].

                  4.4.3 If Incyte does not provide Lexicon with the murine DNA sequence for the gene for which it desires a Selected Mutation (e.g., Incyte provides only a human DNA expressed sequence tag or full-length coding region for which it desires Lexicon to obtain the murine homolog), Lexicon will use commercially reasonable efforts in performing the following activities in the following order: [**].

                  4.4.4 In the event that Lexicon is unsuccessful in identifying the murine homolog of a human expressed sequence tag or full-length coding region provided by

         Incyte pursuant to Section 4.4.3, Lexicon shall, within [**] after receipt of Incyte's designation of such gene or such failure by Lexicon, as the case may be, notify Incyte, and Incyte shall thereafter be entitled, but not required, to designate a replacement gene. Incyte shall designate any such replacement gene no later than [**] after receiving such notice from Lexicon.

                ARTICLE 5. DEVELOPMENT AND SUPPLY OF MUTANT MICE

         5.1 General. Subject to the terms of this Agreement, upon the written request of Incyte, Lexicon shall develop and deliver Mutant Mice containing a particular Selected Mutation as may be specifically requested by Incyte.

         5.2 Requests for Mutant Mice by Incyte. During each year of the Collaboration Term, Incyte shall have the option, subject to the terms and conditions of this Agreement, to request that Lexicon develop and deliver to Incyte up to [**] lines of Mutant Mice [**].

         5.3 Development of Mutant Mice by Lexicon. Following a request by Incyte that Lexicon develop and deliver a particular line of Mutant Mice, Lexicon shall provide Incyte with quarterly reports regarding Lexicon's efforts in developing such Mutant Mouse and shall permit Incyte scientists to confer with the Lexicon scientists who are developing such lines of Mutant Mice, from time to time, at mutually convenient times coordinated by the Project Coordinator for each party. It is understood by the parties that Lox Mutant Mice, Cre-Lox Mice and Non-Cre-Lox Mutant Mice delivered by Lexicon will be heterozygous at the Selected Mutation.

         5.4 Maintenance of Back-Up Colonies. For a period of [**], Lexicon shall retain a small back-up colony of approximately two cages of such Mutant Mice (approximately five mice per cage), for the purpose of replacing mice shipped to Incyte under this Article 5 which die during or within [**] after shipment to Incyte hereunder. Thereafter, Lexicon shall [**]. In the event Incyte requests that Lexicon maintain any such colony for a period of more than [**], Incyte shall pay Lexicon a storage and maintenance charge of [**] for such requested line of Mutant Mice for each additional week that Lexicon maintains such colony at Incyte's request.

         5.5 Delivery Terms and Conditions. Incyte shall be responsible for making shipping arrangements for all Mutant Mice to be shipped to Incyte from Lexicon. Incyte shall also be responsible for complying with all customs, regulations, veterinary handling procedures and protocols, and obtaining any and all permits, forms or permissions that may be required for Incyte to accept shipment of Mutant Mice from Lexicon. To facilitate timely compliance with such requirements, a copy of a standard Lexicon mutant mouse shipping and transfer report is attached in Exhibit 5.5. Lexicon will specify a reputable, experienced shipping company located in the same metropolitan area as Lexicon with which Incyte may make arrangements for shipping and delivery of such Mutant Mice. Lexicon shall ship to Incyte at least one female and one male Mutant Mouse with the Selected Mutation, each of breeding age (i.e., a "breeding pair"), promptly following its receipt of payment and written notice that Incyte has completed the necessary shipping arrangements. Risk of loss with respect to any Mutant Mice to be transferred under this Section 5.5 shall pass to Incyte upon delivery thereof to the shipping company designated as specified herein. If Incyte fails to complete the necessary shipping arrangements and provide such notice within [**] after Lexicon's delivery of a notice pursuant to Section 5.3, Incyte shall pay Lexicon a storage and maintenance charge of [**] for such requested line of Mutant Mice for each week thereafter until Lexicon receives notice of the completion of such shipping arrangements. All out-of-pocket transportation and transfer costs associated with the transfer and delivery of Mutant Mice from Lexicon to Incyte shall be paid by Incyte.

         5.6 Reasonable Efforts. Lexicon shall use commercially reasonable efforts to complete the generation of (i) Mutant Mice made by the OmniBank Method within [**] of the date of Incyte's request, (ii) Lox Mutant Mice and Non-Cre-Lox Mutant Mice made by Homologous Recombination within [**] of the date of Incyte's request, and (iii) Cre-Lox Mice made by Homologous Recombination within [**] of the date of Incyte's request. Incyte recognizes that the production of Mutant Mice involves a number of technologically complex steps and that technical obstacles may prevent Lexicon from producing Mutant Mice on the schedule provided for herein. Lexicon shall immediately notify Incyte of any such technical obstacle encountered and its analysis of whether the obstacle can be overcome and the time required to do so. If, after consultation with Incyte, Lexicon determines that production of such Mutant Mice within the time periods provided for herein is not feasible using commercially reasonable efforts, Lexicon may notify Incyte in writing that it is extending the relevant delivery date to a date that can be accomplished using commercially reasonable efforts; provided that Incyte may [**].

         5.7 No Infringement of Third Party Rights. Lexicon shall not be obligated to develop, produce or deliver a Mutant Mouse where Lexicon reasonably believes, with the advice of its counsel and the Steering Committee, that such action would infringe upon the intellectual property rights of a Third Party. In such event, the Steering Committee shall adopt an acceptable solution including, but not limited to, the identification by Incyte of an alternative Mutant Mouse and, subject to Section 7.4, the production, development and analysis by Lexicon of non-infringing Mutant Mice. [**].

         5.8 [**].

                      ARTICLE 6. S-T-V PHENOTYPIC ANALYSIS

         6.1 Level 2 and Level 3 S-T-V Projects. Terms for Level 2 and Level 3 S-T-V Projects shall be negotiated in good faith between the parties on a target-specific basis. Unless otherwise mutually agreed, the consideration to Lexicon for the conduct of any Level 2 or Level 3 S-T-V Project shall include payments for project costs, and, as appropriate, upfront license fees, milestones and/or royalties on Products developed using data from such S-T-V Project. Unless otherwise mutually agreed, Incyte and Lexicon exclusively shall have the right to use the data and results from each Level 2 and Level 3 S-T-V Project (and Incyte shall have the right to provide same to any of Incyte's Corporate Partners and Academic Collaborators in accordance with Section 3.7), and Incyte shall have a right and license (with the right to sublicense same to any of Incyte's Corporate Partners and Academic Collaborators in accordance with
Section 3.7) under the Lexicon Patent Rights and Lexicon Know-How to use any Invention owned by Lexicon under Section 8.1.4 that arises directly from such analysis.

         6.2 Restrictions on Rights to Disclose Data. Neither party will have the right to disclose any data, results or Inventions from an S-T-V Project performed for Incyte under Section 6.1 to any Third Party, except that Incyte will have the right to disclose such data, results and Inventions to Academic Collaborators and Corporate Partners who need to know same for purposes of their collaborations with Incyte; provided that, if independently requested by a Third Party, Lexicon may conduct independent Level 2 and/or Level 3 S-T-V Projects with respect to the same lines of Mutant Mice for such Third Party (i.e., Lexicon may not share the specific data, results or Inventions from the work done for Incyte in a Level 2 and/or Level 3 S-T-V Project, but may disclose data and results generated from a complete course of work repeated or otherwise separately conducted for such Third Party).

                               ARTICLE 7. PAYMENTS

         7.1 Access Fees. In consideration of the rights and licenses granted to Incyte during the Collaboration Term hereunder, Incyte agrees to pay Lexicon, during the Collaboration Term, annual access fees (each, an "Access Fee") in the amount of [**], payable as provided herein. The Access Fee for the first year of the Collaboration Term will be payable [**], and will be payable [**] for subsequent years of the Collaboration Term; provided, however, that, in the event that either party terminates the Collaboration Term at the third anniversary of the Effective Date in accordance with Section 12.1.2, Incyte shall not be obliged to pay the Access Fees for the last two years of the Collaboration Term.

         7.2 Milestone Payments Payable by Incyte.

                  7.2.1 Incyte shall pay Lexicon the following milestone payments for each Product:

                  Milestone                        Amount of Milestone Payment
                  ---------                        ---------------------------

                  [**]

                  7.2.2 Incyte shall promptly notify Lexicon of the first occurrence of any milestone with respect to each Product, and milestone payments shall be made within [**] days after such occurrence. Milestone payments shall be made only once with respect to any given Product, regardless of the number of indications sought (or approvals obtained) for such Product, whether alone or in combination with other products, and regardless of any new dosage strengths, preparations or forms of administration for such Product.

                  7.2.3 If Incyte develops as a back-up Product that inhibits or otherwise modulates the activity of a particular molecular target of a Product on which Incyte is already making milestone payments, then Incyte may conduct clinical development on such back-up or follow-on Products and shall not be obligated to make any milestone payments with respect to any such back-up or follow-on Product, except as otherwise provided below. In the event that a particular Product is dropped from active clinical development work or marketing for safety or efficacy reasons and is specifically replaced with a different Product targeting the same molecular target as such dropped Product, such new Product shall be deemed a "Replacement Product." Incyte shall not be obligated to make milestone payments that were earlier made with respect to a dropped Product and replaced by a Replacement Product, but, subject to Section 7.2.2, Incyte shall pay all milestone payments for milestone events achieved by such Replacement Product that had not been achieved by such dropped Product.

         7.3 Royalties Payable by Incyte.

                  7.3.1 Royalties on Net Sales. In consideration of the licenses granted to Incyte under Section 3.1, Incyte shall pay to Lexicon a royalty of [**] on cumulative Net Sales of each Product by Incyte, its Affiliates and its Corporate Partners.

                  7.3.2 Royalty Reports; Exchange Rates. During the term of this Agreement following the First Commercial Sale of any Product, Incyte shall, within [**] after each calendar quarter, furnish to Lexicon a written quarterly report showing: (i) the gross sales and Net Sales of Products sold by Incyte and its Affiliates and Corporate Partners during the reporting period and the calculation of Net Sales from such gross sales; (ii) the royalties payable in United States dollars which shall have accrued hereunder in respect of such Net Sales; (iii) withholding taxes, if any, required by law to be deducted in respect of such royalties; (iv) the dates of the First Commercial Sales of Products in any country during the reporting period; and (v) the exchange rates used in determining the amount of United States dollars payable hereunder. Royalties payable on sales in countries other than the United States shall be calculated in accordance with the standard exchange rate conversion practices used by Incyte for financial accounting purposes. If no royalty or payment is due for any royalty period hereunder, Incyte shall so report. Incyte shall keep, and shall require its Corporate Partners to keep (all in accordance with generally accepted accounting principles, consistently applied), complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

                  7.3.3 Audits. Upon the written request of Lexicon, Incyte shall permit an independent certified public accountant selected by Lexicon and acceptable to Incyte, which acceptance shall not be unreasonably withheld, to have access, at reasonable times and during normal business hours, to such records of Incyte as may be reasonably necessary to verify the accuracy of the royalty reports described herein, in respect of any fiscal year ending not more than [**] prior to the date of such request. Lexicon and Incyte shall use commercially reasonable efforts to schedule all such verifications within [**] after Lexicon makes its written request. All such verifications shall be conducted not more than once in, or with respect to, each calendar year. The report of Lexicon's independent certified public accountant shall be made available to both parties. Subject to Incyte's rights under Section 13.6, in the event Lexicon's independent certified public accountant [**] concludes that additional royalties were owed to Lexicon for such period, the additional royalty shall be paid by Incyte within [**] of the date Lexicon delivers to Incyte such independent certified public accountant's written report so concluding. In the event Lexicon's independent certified public accountant [**] concludes that there was an overpayment of royalties to Lexicon during such period, the overpayment shall be repaid by Lexicon within [**] of the date Lexicon received such independent certified public accountant's written report so concluding. The fees charged by such independent certified public accountant shall be paid by Lexicon unless such audit discloses an underpayment of more than [**] of the amount due under this Agreement for the period in question, in which case Incyte will bear the full cost of such audit. Incyte shall include in each agreement with each applicable Corporate Partner a provision requiring the Corporate Partner to make reports to Incyte, to keep and maintain records of sales made pursuant to such agreement and to grant access to such records by Lexicon's independent certified public accountant to the same extent required of Incyte under this Agreement. Lexicon agrees that all information subject to review under this Section 7.3.3 or under any agreement with a Corporate Partner of Incyte is confidential and that Lexicon shall cause its independent certified public accountant to retain all such information in confidence. Lexicon's independent certified public accountant shall only report to Lexicon as to the computation of the royalties and other payments due to Lexicon under this Agreement and shall not disclose to Lexicon any other information of Incyte or its Corporate Partner.

                  7.3.4 Royalty Payment Terms. Royalty payments for each calendar quarter shall be due at the time Incyte's report under Section
         7.3.2 for such calendar quarter shall be due.

         7.4 Fees for Development of Mutant Mice. The following fees shall be payable for Mutant Mice requested by Incyte pursuant to Section 5.2:

                  (a) [**] for each line of Mutant Mice requested by Incyte pursuant to Section 5.2 and delivered by Lexicon, which shall be payable within [**] after Lexicon's notice that Mutant Mice from such line are available for shipment to Incyte; [**] and

                  (b) An additional license and development fee of [**] for each line of Mutant Mice with a conditional allele incorporating Cre-Lox Technology, which shall be payable within [**] after Lexicon's notice that Mutant Mice from such line are available for shipment to Incyte;*]

         7.5 Fees for Use of LexVision Data to Support Incyte Patents. Incyte shall pay Lexicon a fee of [**] for each Drug Target for which Incyte uses data or other information from the LexVision Database pursuant to Section 3.2.

         7.6 Fees for Drug Target Licenses following the Collaboration Term. Upon termination or expiration of the Collaboration Term, to retain any license under Section 3.1.3, Incyte shall, on a Designated Drug Target-by-Designated Drug Target basis, pay Lexicon an annual license maintenance fee of [**] until:

                  (a) the filing by Incyte of an IND for a Product related to such Designated Drug Target, in which case the license under Section
         3.1.3 with respect to such Designated Drug Target shall then extend in perpetuity; or

                  (c) the license is terminated prior to the filing of an IND by Incyte for a Product related to such Designated Drug Target, on a given anniversary of the Collaboration Term, by Incyte's delivery of written notice of such termination to Lexicon.

         7.7 Withholding Taxes. In the event that any royalties or other payments due to Lexicon are subject to withholding tax required by law to be paid to the taxing authority of any foreign country, the amount of such tax may be withheld from the applicable royalties or other payment due Lexicon. Incyte shall promptly pay such tax on behalf of Lexicon and shall furnish Lexicon with a certificate of withholding tax so deducted for Lexicon's avoidance of duplicate taxation in United States. Incyte may not deduct any other withholding or any other governmental charges from the payments agreed upon under this Agreement, except to the extent same are paid on behalf of, or for the benefit of, Lexicon. Incyte shall maintain official receipts of payment of any such withholding taxes and shall forward such receipts to Lexicon.

         7.8 Blocked Currency. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Incyte shall give Lexicon prompt written notice and shall pay the royalty due under this Article 7 through such means or methods as are lawful in such country as Lexicon may reasonably designate. Failing the designation by Lexicon of such lawful means or methods within [**] after such written notice is given to Lexicon, Incyte shall deposit such royalty payment in local currency to the credit of Lexicon in a recognized banking institution designated by Lexicon, or if none is designated by Lexicon within the [**] period described above, in a recognized banking institution selected by Incyte and identified in a written notice to Lexicon by Incyte, and such deposit shall fulfill all obligations of Incyte to Lexicon with respect to such royalties.

         7.9 Interest on Late Payments. Lexicon shall have the right to seek to collect interest on any payments that are not paid on or before [**] after the date such payments are due under this Agreement at a rate of [**] per month, calculated on the total number of days payment is delinquent; provided, however, that interest shall not accrue pursuant to this Section 7.9 on any amounts payable under this Agreement with respect to which payment is disputed in good faith; provided, further that interest shall accrue pursuant to this Section 7.9 in the event such dispute has been resolved in Lexicon's favor if payment is not made promptly thereafter.

         7.10 Manner of Payment. Except as provided in Section 7.8, payments to be made by Incyte to Lexicon under this Agreement shall be payable in United States dollars and shall be paid by check delivered to Lexicon at its principal office at The Woodlands, Texas or bank wire transfer in immediately available funds to such bank account in the State of Texas as is designated in writing by Lexicon from time to time.

                        ARTICLE 8. INTELLECTUAL PROPERTY

         8.1 Ownership of Intellectual Property.

                  8.1.1 Ownership by Lexicon of the LexVision and OmniBank Databases and the OmniBank Library. Subject to the rights and licenses granted under this Agreement, Lexicon (and its licensors, as applicable) shall own and retain all rights to: (i) the LexVision and OmniBank Databases and all information contained therein; and (ii) the OmniBank Library, and all embryonic stem cells, genes and mutated genes, lox sites and other biological materials contained therein.

                  8.1.2 Ownership of Mutant Mice and Progeny. Subject to the rights and licenses granted under this Agreement, Lexicon shall own and retain all rights to the Mutant Mice and any successive generations thereof, including without limitation the right to use, produce, breed, sell or license the Mutant Mice or any successive generations thereof, to use any cells or genes derived by Lexicon from the Mutant Mice or any successive generations thereof, and to use the Lexicon Technology; [**].

                  8.1.3 Ownership of Inventions Arising from S-T-V Projects. Subject to the rights and licenses granted under this Agreement, Lexicon shall own and retain all rights to any Invention that is conceived or first reduced to practice by Lexicon or any of its Affiliates during the course of any S-T-V Project performed under this Agreement.

                  8.1.4 Ownership of Inventions Arising from Further Incyte Development. As between the parties, and subject to the provisions of Sections 3.5 and 3.6, Incyte shall own and retain all rights to any Invention that is conceived or first reduced to practice by Incyte or any of its Affiliates, Academic Collaborators or Corporate Partners during the course of any further development by any of them of, or based upon, any data or results included in the LexVision or OmniBank Databases and/or provided by Lexicon in connection with any S-T-V Project performed under this Agreement.

                  8.1.5 Ownership of Inventions Arising from Further Lexicon Development; Disclosure. In the event Lexicon chooses to engage in further development of Level 1 S-T-V analytical data or results other than as part of a Level 2 and/or Level 3 S-T-V Project in collaboration with Incyte, then, subject to the provisions of Section 3.5, Lexicon shall own and retain all rights to any Invention that Lexicon conceives or first reduces to practice during the course of such further development.

                  8.1.6 Ownership of Other Intellectual Property. Subject to
         Article 3 and Sections 8.1.1 through 8.1.5, (i) each party shall own and retain all rights to all Inventions which are not Joint Inventions and which are conceived or reduced to practice solely by its employees, Affiliates or agents, and (ii) the parties shall jointly own all Joint Inventions, and each owner of a Joint Invention shall have and retain sole and exclusive title to its interest in such Joint Invention; provided, that, the responsibility for patent filing with respect to each Joint Invention developed hereunder shall be as set forth in
         Section 8.2.

         8.2 Responsibility for Patents.

                  8.2.1 Solely Owned Inventions. Each party shall have the right, but not the obligation, at its sole expense, to prepare, file, prosecute and maintain any patent applications, patents, registration of copyrights or other intellectual property rights directed to any Invention owned solely by such party.

                  8.2.2 Jointly Owned Inventions. The Steering Committee shall determine whether, and in what jurisdictions, to seek patent protection with respect to any Joint Invention. Lexicon shall have the first right to assume responsibility at its sole expense for the preparation, filing, prosecution and maintenance of any patent applications and patents, or registration of copyright or other intellectual property rights directed to Joint Inventions, keeping Incyte reasonably informed of, and consulting with Incyte with respect to, all significant actions relating thereto, and allowing Incyte to reasonably participate therein, at its own expense. If Lexicon elects not to assume such responsibility, Incyte shall have the right to do so at its sole expense, keeping Lexicon reasonably informed of, and consulting with Lexicon with respect to, all significant actions relating thereto, and allowing Lexicon to reasonably participate therein, at its own expense.

         8.3 Patent Enforcement; Infringement. Each party shall have the right, but not the obligation, to take action against any Third Party who is, or is allegedly, infringing any patent contemplated by this Agreement that such party owns hereunder. Each party shall promptly inform the other party of any such infringement or alleged infringement of such other party's patents, to the extent the first party is aware of same. In the event a party's exercise of any of the rights granted to it hereunder gives rise to a claim of infringement of a patent owned by a Third Party, the Steering Committee (or, if no Steering Committee is then in existence, the Chief Executive Officer of Incyte, or such other appropriate officer of Incyte, and the Chief Executive Officer of Lexicon, or such other appropriate officer of Lexicon) shall confer and agree upon the best method for responding to and/or defending against such claim and how the costs thereof and the payment of any damages (and, in the event of any counterclaims, the receipt of any damages) with respect thereto shall be allocated between the parties. Any such determination shall take into account each party's significant interest in controlling any defense of a claim made against itself and the respective parties' indemnification obligations under
Article 11.

                           ARTICLE 9. CONFIDENTIALITY

         9.1 Nondisclosure Obligations.

                  9.1.1 General. Except as otherwise provided in this Article 9, during the term of this Agreement and for a period of five years thereafter, each Receiving Party shall maintain the Confidential Information of each Disclosing Party in confidence and use it only for purposes specifically authorized under this Agreement.

                  9.1.2 Limitations. To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement and subject to advance written notification to the Disclosing Party: (i) a party may disclose to Third Parties Confidential Information it is otherwise obligated not to disclose under this Section 9.1, to its Affiliates, Corporate Partners, consultants, outside contractors and clinical investigators, on a strict need-to-know basis for the purposes contemplated by this Agreement and on condition that such entities or persons agree to keep the Confidential Information confidential for the same time periods and to the same extent as such party is required to keep the Confidential Information confidential hereunder; and (ii) a party or its Corporate Partners may disclose, using appropriate measures to preserve confidentiality, such Confidential Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct clinical trials of, and to commercially market, Products pursuant to this Agreement. Furthermore, a Receiving Party may request permission from the Disclosing Party to disclose such Confidential Information to the extent that such disclosure is reasonably necessary to obtain patents which such Receiving Party is permitted to obtain hereunder, which permission shall not be unreasonably withheld or delayed.

                  9.1.3 Required Disclosure. A Receiving Party may disclose Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by law; provided, however, that the Receiving Party shall notify the Disclosing Party promptly upon receipt thereof, giving (where practicable) the Disclosing Party sufficient advance notice to permit it to oppose, limit or seek confidential treatment for such disclosure; and provided, further, that the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the Disclosing Party.

         9.2 Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 9 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 9.

         9.3 Publication. Incyte and/or Lexicon (each, a "Submitting Party") may each publish or present data and/or results generated utilizing Mutant Mice or Progeny, subject to the prior review of the proposed disclosure by the other party (each, a "Reviewing Party"), solely to determine (i) whether the proposed disclosure contains the Confidential Information of the Reviewing Party or (ii) whether information contained in the proposed disclosure should be the subject of a patent application to be filed by the Reviewing Party prior to such disclosure. Each Submitting Party shall provide the Reviewing Party with the opportunity to review any proposed abstract, manuscript or presentation which discloses the results of research conducted utilizing the Mutant Mice or Progeny by delivering a copy thereof to the Reviewing Party no less than [**] before its intended submission for publication or presentation. The Reviewing Party shall have [**] from its receipt of any such abstract, manuscript or presentation in which to notify the Submitting Party in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of the Confidential Information of the Reviewing Party. In the event the Reviewing Party objects to the disclosure, the Submitting Party agrees not to submit the publication or abstract or make the presentation containing the objected-to information until the Reviewing Party is given a reasonable additional period of time (not to exceed an additional [**]) to seek patent protection for any material in the disclosure which the Reviewing Party believes is patentable (subject, in all events, to Section 8.2) or, in the case of Confidential Information, to allow the Submitting Party to delete any Confidential Information of the Reviewing Party from the proposed disclosure. The Submitting Party agrees to delete from the proposed disclosure any Confidential Information of the Reviewing Party upon request.

                   ARTICLE 10. REPRESENTATIONS AND WARRANTIES

         10.1 Representations, Warranties and Covenants of Lexicon. Lexicon represents and warrants to and covenants with Incyte that:

                  10.1.1 Lexicon is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware;

                  10.1.2 Lexicon has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Incyte in this Agreement;

                  10.1.3 Lexicon has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  10.1.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Lexicon, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  10.1.5 the performance of Lexicon's obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  10.1.6 Lexicon will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         10.2 Representations, Warranties and Covenants of Incyte. Incyte represents and warrants to and covenants with Lexicon that:

                  10.2.1 Incyte is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of Delaware;

                  10.2.2 Incyte has the corporate and legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Lexicon in this Agreement;

                  10.2.3 Incyte has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  10.2.4 upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Incyte enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  10.2.5 the performance of its obligations under this Agreement will not conflict with Incyte's charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

                  10.2.6 Incyte will not after the Effective Date enter into any agreements, contracts or other arrangements that would be inconsistent with its obligations under this Agreement.

         10.3 Limited Warranties Relating to Performance of the LexVision and OmniBank Databases. Lexicon warrants that the LexVision and OmniBank Databases made available to Incyte under this Agreement from time to time shall represent the latest version of the LexVision and OmniBank Databases which Lexicon has made available at each such time to subscribers to the LexVision and OmniBank Databases. Lexicon does not represent that the operations of the LexVision and OmniBank Databases will be trouble-free or that the LexVision or OmniBank Databases contain no errors. Lexicon is, however, obligated to Incyte, with respect to the LexVision and OmniBank Databases, to periodically update the LexVision and OmniBank Databases as provided in this Agreement and make every reasonable effort to resolve any technical difficulties in a timely manner, as further provided in Section 4.3.

         10.4 Limited Warranties Relating to the Development of Mutant Mice. Except as otherwise expressly provided in this Agreement, Lexicon represents that it will use commercially reasonable efforts to produce Mutant Mice upon request by Incyte. Lexicon does not represent that in all cases it will be commercially and technically feasible to produce such Mutant Mice. Lexicon's only obligation to Incyte with respect to the production of Mutant Mice will be to use commercially reasonable efforts to produce such Mutant Mice as requested by Incyte and to consult with the Steering Committee in the event of any material difficulty.

         10.5 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE LEXVISION DATABASE, THE OMNIBANK DATABASE, ANY MUTANT MOUSE, PROGENY, PATENT RIGHTS, GOODS, SERVICES OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. IN ADDITION, INCYTE ACKNOWLEDGES THAT THE LEXVISION DATABASE AND THE OMNIBANK DATABASE MAY CONTAIN INFORMATION THAT IS COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES, AND THAT THE USE OF A MUTANT MOUSE OR PROGENY MAY BE COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES. EACH PARTY ACKNOWLEDGES THAT EXERCISE BY IT OF THE RIGHTS AND LICENSES GRANTED TO IT PURSUANT TO ARTICLE 3 HEREOF MAY BE COVERED BY ONE OR MORE VALID PATENTS OF THIRD PARTIES.

         10.6 Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE TO THE CONTRARY, NEITHER LEXICON NOR INCYTE WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

                              ARTICLE 11. INDEMNITY

         11.1 Incyte Indemnity Obligations. Incyte agrees to defend, indemnify and hold Lexicon, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses (including reasonable attorneys' fees and costs of litigation) arising as a result of: (i) actual or asserted violations of any applicable law or regulation by Incyte, its Affiliates or Corporate Partners by virtue of which any Products manufactured, distributed or sold hereunder shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (ii) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of any Products by Incyte, its Affiliates or Corporate Partners; (iii) a Product recall ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by the parties hereto; or (iv) Incyte's breach of any of its representations, warranties or covenants hereunder.

         11.2 Lexicon Indemnity Obligations. Lexicon agrees to defend, indemnify and hold Incyte, its Affiliates and their respective employees and agents harmless from all claims, losses, damages or expenses (including reasonable attorneys' fees and costs of litigation) arising as a result of (i) the infringement of any issued patent or valid copyright of any Third Party as a result of Lexicon's delivery to Incyte of access to the LexVision or OmniBank Databases or any Mutant Mouse, or the use by Incyte of the LexVision or OmniBank Databases or any Mutant Mouse, pursuant to this Agreement, or (ii) Lexicon's breach of any of its representations, warranties or covenants hereunder. In the event that any claim of infringement under clause (i) of this Section 11.2 is, or in Lexicon's judgment is likely to be, substantiated, Lexicon will use all commercially reasonable efforts to obtain a license from the applicable Third Party to permit the parties to continue to engage in the allegedly infringing activities (hereinafter the "Infringing Activities"). If, after all commercially reasonable efforts, Lexicon is unable to effect a satisfactory solution to any such infringement claim regarding the Infringing Technology,

Lexicon will have the right to terminate Incyte's rights under this Agreement solely with respect to the Infringing Activities.

         11.3 Limitation on Indemnity Obligations. Neither party, its Affiliates or their respective employees and agents shall be entitled to the indemnities set forth in Sections 11.1 or 11.2, respectively, to the comparative extent the claim, loss, damage or expense for which indemnification is sought was caused by a grossly negligent, reckless or intentional act or omission by such party, its directors, officers, employees or authorized agents.

         11.4 Procedure. If a party or any of its Affiliates or their respective employees or agents (collectively, the "Indemnitee") intends to claim indemnification under this Article 11, the Indemnitee shall promptly notify the other party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee, provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The Indemnitor shall have the right to settle or compromise any claims for which it is providing indemnification under this Article 11, provided that the consent of the Indemnitee (which shall not be unreasonably withheld or delayed) shall be required in the event any such settlement or compromise would adversely affect the interests of the Indemnitee. The indemnity agreement in this Article 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 11. The Indemnitee under this Article 11, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

         11.5 Insurance. Incyte shall maintain appropriate liability insurance (and/or self-insurance) with respect to development, manufacture and sale of Products by Incyte in such amount as Incyte customarily maintains with respect to sales of its other products. Incyte shall maintain such insurance for so long as it continues to manufacture or sell Products, and thereafter for so long as Incyte customarily maintains insurance with respect to sales of its other products.

                     ARTICLE 12. EXPIRATION AND TERMINATION

         12.1 Collaboration Term.

                  12.1.1 Expiration. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 12, the Collaboration Term shall commence on the Effective Date and shall expire on December 31, 2005; provided that the Collaboration

         Term may be extended upon the election of both parties by a written agreement having terms mutually agreeable to both parties.

                  12.1.2 Optional Termination. Either party shall have the right, in its sole discretion, to terminate the Collaboration Term on the third anniversary of the Effective Date by delivering [**] advance written notice of such termination to the other party.

                  12.1.3 Effect of Expiration or Termination of Collaboration Term. Following the expiration or earlier termination of the Collaboration Term, Lexicon shall have no further obligation under this Agreement to provide to Incyte (i) updates to the LexVision or OmniBank Databases or any additional information of any nature relating thereto,
         (ii) any support services with respect to the LexVision or OmniBank Databases, except as the parties may further agree in writing, or (iii) any Mutant Mice (except for Mutant Mice ordered prior to the expiration of Incyte's right to order same, as provided in Section 5.2) or the conduct of any S-T-V Project (except for S-T-V Projects commenced prior to the expiration of the Collaboration Term). Upon expiration of the Collaboration Term, Incyte shall discontinue use of the LexVision and OmniBank Databases in the Research Field and shall remove any portions of the LexVision and OmniBank Databases from all computers at all sites on which such information may have been installed by Incyte except as reasonably necessary to exercise its continuing rights as set forth below. Incyte shall be entitled to continue to use the LexVision and/or OmniBank Databases in the Research Field for a reasonable period of time after the termination or expiration of the Collaboration Term, for the purposes contemplated by this Agreement, in the event that Lexicon is required to provide any deliverables to Incyte after the expiration of the Collaboration Term and use of the LexVision and/or OmniBank Databases is reasonably necessary or desirable for Incyte's utilization of such deliverables. [**]Incyte may retain, and continue to use, copies of information from the LexVision and/or OmniBank Databases with respect to Designated Drug Targets for which it shall retain continuing rights under Section 3.1.3, subject to Incyte's compliance with the surviving terms and conditions of this Agreement. The expiration or termination of the Collaboration Term shall not affect Incyte's right to continue to exercise its rights under Sections 3.1.4 and 3.1.5 with respect to any Mutant Mice delivered by Lexicon hereunder, subject to Incyte's compliance with the surviving terms and conditions of this Agreement.

                  12.2 Expiration. Unless this Agreement is sooner terminated in accordance with the provisions of this Article 12, this Agreement shall expire and the licenses granted by Lexicon to Incyte hereunder shall become fully paid, on a Product-by-Product and country-by-country basis, on the latest to occur of (i) [**] after the Effective Date,
         (ii) [**] after the First Commercial Sale of the relevant Product in such country or, (iii) upon the last to expire of any Valid Claim included in the Product Patent Rights and/or the Lexicon Patent Rights with respect to the Designated Drug Target relating thereto in such country.

         12.3 Events of Default.

                  12.3.1 Default by Either Party. An Event of Default by either party shall have occurred upon (i) the occurrence of a material breach of this Agreement if such party fails to remedy such breach within [**] after written notice thereof by the non-breaching party

         (or, if remediation of such breach in [**] is not practicable, if such party fails to commence and diligently pursue such remediation during such [**] period), or (ii) the commencement of any proceeding in or for bankruptcy, insolvency, dissolution or winding up by or against such party that is not dismissed or otherwise disposed of within [**] thereafter.

                  12.3.2 Default by Lexicon. For the avoidance of doubt, the entry against Lexicon of, or the entry into by Lexicon of, any judgment, decree, injunction, consent order, settlement agreement, cross-license or any other binding obligation, unappealable or unappealed during the time permitted for appeal (if applicable), that has the effect of materially adversely affecting Incyte's exercise of its rights under this Agreement shall constitute an Event of Default by Lexicon, unless Incyte has consented thereto, in writing, in advance.

                  12.3.3 Default by Incyte. For the avoidance of doubt, an Event of Default shall have occurred if Incyte fails to make any payments due hereunder, within [**] after Lexicon delivers written notice thereof to Incyte specifying such failure and its claim of right to terminate, unless Incyte makes such payments plus interest, calculated in accordance with Section 7.9, within such [**] period.

         12.4 Effect of an Event of Default.

                  12.4.1 Remedies Available to Lexicon. If an Event of Default occurs relating to Incyte, Lexicon shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity and subject to the limitations set forth in Sections 2.4.2, 10.6 and 13.6 hereof, to terminate this Agreement upon [**] notice thereof to Incyte, in which case (i) Incyte shall discontinue use of the LexVision and OmniBank Databases, (ii) Incyte shall return to Lexicon, or, upon Lexicon's written instruction, destroy all information, materials or documentation provided by Lexicon pursuant to this Agreement, including, without limitation, any materials derived from the LexVision or the OmniBank Databases and all information relating thereto and any copies thereof (including electronic copies) and (iii) Incyte shall return to Lexicon, or, upon Lexicon's written instruction, destroy all Mutant Mice and any Progeny thereof.

                  12.4.2 Remedies Available to Incyte. In the event that an Event of Default occurs relating to Lexicon, Incyte shall have the right, at its option exercisable in its sole discretion, in addition to any other rights or remedies available to it at law or in equity and subject to the limitations set forth in Sections 2.4.2, 10.6 and 13.6 hereof, to terminate this Agreement upon notice thereof to Lexicon, in which case the rights and licenses granted to Incyte pursuant to Sections 3.1.2 and 3.1.3 shall, subject to Incyte's obligations to pay milestones and royalties pursuant to Article 7, continue.

         12.5 Effect of Expiration or Termination of Agreement. The expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Articles 8, 9, 10, 11 and 12, and Sections 3.1.3, 3.5 and 13.2 through 13.6 hereof shall survive the expiration or termination of this Agreement. The provisions of Sections 7.2 through 7.10 hereof shall survive any termination of this Agreement under which Incyte retains the right to sell Products until such time as this Agreement would have expired with respect to any Product, as the case may be, in any country pursuant to Section 12.2 hereof had this Agreement not been earlier terminated.

                            ARTICLE 13. MISCELLANEOUS

         13.1 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided, however, that the party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed. Either party shall provide the other party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

         13.2 Assignment. This Agreement may not be assigned or otherwise transferred, in whole or in part, by either party without the consent of the other party; provided, however, that either Lexicon or Incyte may, without such consent, assign its rights and obligations under this Agreement (i) to any Affiliate, or (ii) in connection with a merger, consolidation or sale of such portion of a party's assets that includes rights under this Agreement to an unrelated Third Party; provided, further, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. [**] Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement, unless the parties otherwise agree.

         13.3 Severability. Each party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions in lieu of such invalid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         13.4 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the notification parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

        If to Lexicon:  Lexicon Genetics Incorporated
                        4000 Research Forest Drive
                        The Woodlands, Texas 77381
                        Attention:  Arthur T. Sands, M.D., Ph.D.
                                    President and Chief Executive Officer
                        Telephone:  (281) 364-0100
                        Facsimile:  (281) 863-8095

                        With a copy to:

                        Lexicon Genetics Incorporated
                        4000 Research Forest Drive
                        The Woodlands, Texas 77381
                        Attention:  Jeffrey L. Wade
                                    Executive Vice President and General Counsel
                        Telephone:  (281) 364-0100
                        Facsimile:  (281) 863-8321

        If to Incyte:   Incyte Genomics, Inc.
                        3174 Porter Drive
                        Palo Alto, CA  94304
                        Attention:  Roy Whitfield
                                    Chief Executive Officer
                        Telephone:  650-855-0555
                        Facsimile:  650-621-8919

                        With a copy to:

                        Incyte Genomics, Inc.
                        3174 Porter Drive
                        Palo Alto, CA  94304
                        Attention:  Lee Bendekgey
                                    Executive Vice President and General Counsel
                        Telephone:  650-855-0555
                        Facsimile:  650-845-4166

All such communications shall be effective upon receipt.

         13.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of law principles thereof.

         13.6 Dispute Resolution. Subject to Section 2.4.2, the parties hereby agree that they will first attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Lexicon and by the Chief Executive Officer (or the equivalent position) of Incyte (the "Representatives"). If the matter has not been resolved within [**] of the first meeting of the Representatives of the parties (which period may be extended by mutual agreement) concerning such matter, the parties shall be free to pursue all available recourse both at law and in equity.

         13.7 Entire Agreement. This Agreement, together with the exhibits and appendices hereto and any confidentiality agreement(s) executed in contemplation of this Agreement, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

         13.8 Publicity. Lexicon and Incyte each agree not to disclose any terms or conditions of this Agreement to any Third Party without consulting the other party prior to such disclosure. Notwithstanding the foregoing, prior to execution of this Agreement, Lexicon and Incyte shall agree upon the substance of information that can be used as a routine reference in the usual course of business to describe the existence and general nature of this transaction, and Lexicon and Incyte may disclose such information without consulting the other party. The parties may thereafter from time to time mutually agree on revisions to material to be used as a routine reference, which revisions shall be submitted by one party for the review and approval of the other party at least ten (10) days prior to the anticipated use or disclosure of the revised material, such approval not to be unreasonably withheld. The terms of this Agreement shall be treated as the Confidential Information of Lexicon and Incyte, and, except to the extent required by applicable law, shall not be disclosed to anyone (except for the parties' respective employees, consultants, agents and attorneys assisting in the review and negotiation of this Agreement who have a need to know the terms of this Agreement) without the written permission of Incyte or Lexicon; provided that Incyte may disclose to its Corporate Partners that it is a subscriber to the LexVision and OmniBank Databases; and provided, further, Incyte may disclose the restrictions imposed on it as a subscriber to the LexVision and OmniBank Databases to the employees, directors or officers of its Academic Collaborators, under a written confidentiality agreement, to the extent necessary to enable such Academic Collaborators to fulfill their obligations to Incyte under sponsored research and other similar agreements by and between such Academic Collaborators and Incyte. Any announcements shall first be agreed upon by the parties in writing and may include the number of Mutant Mice to be produced hereunder. If either party desires to release a separate announcement relating to this Agreement, it shall first allow the other party to approve in writing such proposed announcement; such approval shall not be unreasonably withheld or delayed.

         13.9 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

         13.10 No Partnership. It is expressly agreed that the relationship between Lexicon and Incyte shall not constitute a partnership, joint venture or agency. Neither Lexicon nor Incyte shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other party to do so.

         13.11 Exports. The parties acknowledge that the export of technical data, materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. Lexicon and Incyte agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations. Lexicon and Incyte agree to obtain similar covenants from their licensees, sublicensees, Corporate Partners or corporate partners, as the case may be, and contractors with respect to the subject matter of this Section 13.11.

         13.12 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         13.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Agreement as of the Effective Date.

LEXICON GENETICS INCORPORATED

By:                                              Date:
   ---------------------------------------             -------------------------
     Arthur T. Sands, M.D., Ph.D.
     President and Chief Executive Officer


INCYTE GENOMICS, INC.

By:                                              Date:
   ---------------------------------------             -------------------------

Printed Name:
             -----------------------------

Title:
      ------------------------------------

                                                                     EXHIBIT 1.8

                              CRE-LOX PATENT RIGHTS

                            Application
Country                     Serial No.           Patent No.              Issue Date             Expiry Date
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
USA                                              4,959,317               9/25/90                9/25/2007
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
CANADA                                           1,293,460               12/24/91               12/24/2008
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
IRELAND                                          60421                   7/8/94                 10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
JAPAN                       86/236385
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
EPO                                              0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
AUSTRIA                                          E0085649                2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
BELGIUM                                          0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
FRANCE                                           0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
GREAT BRITAIN                                    0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
GERMANY                                          3687734                 2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
GREECE                                           3007809                 2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
ITALY                                            0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
LUXEMBOURG                                       0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
NETHERLANDS                                      0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
SWEDEN                                           0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------
SWITZERLAND                                      0 220 009               2/10/93                10/6/2006
--------------------------- -------------------- ----------------------- ---------------------- ----------------------

                                                                    EXHIBIT 1.31


                    DESCRIPTION OF THE LEXVISION(TM) DATABASE

         The LexVision Database is a proprietary relational database comprising mutant mouse phenotypic data and associated information. The phenotypic information and data present in the LexVision Database can be derived from the study of mutant mice produced by the OmniBank method or by Homologous Recombination. Lexicon includes data from the "Level 1" analysis of mutant mice in the LexVision Database. Level 1 analysis is designed to identify primary pathophysiological perturbations resulting from engineered mutations.

         Level 1 analysis is intended as a first pass screen that may include:

1.  [**]

                                                                    EXHIBIT 1.36


                 ALLOCATION OF NET SALES IN BUNDLED TRANSACTION

         With respect to Products sold in a Bundled Transaction in which Incyte or any of its Affiliates or Corporate Partners discounts the sales price of the Products to a greater degree than Incyte, its Affiliates or its Corporate Partners, respectively, generally discounts the price of its other products to such customer, the amount to be included in Net Sales of such Products shall be calculated in accordance with the following formula:

                                   ASP-P x N-P
                      NS-P = ----------------------- x BTF
                             (SIGMA)=1 ASP-pi x N-pi

         Where:

                  NS-P         = Amount allocated to Net Sales of the Product

                  ASP-P        = Average Selling Price (as defined below) per
                                 unit, during the applicable period, of the Product when sold alone

                  ASP-pi       = Average Selling Price per unit, during the
                                 applicable period, of each Product or each product other than a Product in the Bundled Transaction when sold alone

                  N-P          = Total number of units of Product included in
                                 the Bundled Transaction during the applicable period

                  N-pi         = Total number of units (i.e., corresponding to
                                 the same ASP-pi) of each Product or product other than a Product included in the Bundled Transaction during the applicable period

                  (SIGMA)=1    = The sum of the products of the formula ASP-pi
                                 [ ] N-pi for each and every Product or product other than a Product included in the Bundled Transaction during the applicable period

                  BTF          = The aggregate amounts paid to Incyte for the
                                 Bundled Transaction during the applicable period

         The Average Selling Price shall be based on the actual average selling price of the applicable Product or product other than a Product, as the case may be, determined for the applicable period.

         If a Product or other product is not sold separately and no bona fide list price exists for such Product or other product, the Parties shall agree upon an imputed bona fide list price for such Product or other product, and Net Sales with respect thereto shall be based on such imputed list price.

                                                                    EXHIBIT 1.38


         DESCRIPTION OF THE OMNIBANK(R) LIBRARY AND OMNIBANK(R) DATABASE

         The OmniBank Library is a library of mouse embryonic stem ("ES") cell clones each containing a gene trap in a single gene. The trapped gene is identified by a sequence tag referred to as an OST, as defined herein, which have an average length of approximately 250 base pairs (and no fewer than 100 base pairs). The OSTs identify exons of the trapped genes and are stored in a searchable database. Once a gene of interest has been identified, the corresponding ES cell clone, with a specified gene trap mutation, can be microinjected into host blastocysts to produce knockout mice to study the gene's function.

         The OmniBank mutations are created using insertional mutagenesis based on Moloney murine leukemia virus ("MoMuLV") and other vectors. The vectors deliver a gene trap construct to the ES cells that allows the expression of a selectable marker gene when the vector has inserted into and trapped exons from a gene. The gene trap vectors also provide for the semi-automated acquisition of OSTs.

                                                                    EXHIBIT 1.50


                   SEEK TARGET VALIDATION (S-T-V(TM)) PROGRAM

Level 2 analysis is designed as a continuation of the Level 1 preliminary analysis of the pathophysiological perturbations resulting from engineered mutations. Level 2 analysis is focused on organ and physiologic system function and represents an exhaustive analysis of organismal physiology. Phenotypic screen analysis under Level 2 may include any or all of the following scientific experiments depending on the partner's needs. Additional screens and assays to be conducted by Lexicon can be explored between the parties prior to the initiation of Level 2 biological experiments.

LEVEL 2 - ORGAN AND PHYSIOLOGIC SYSTEMS ANALYSIS

o     [**]


LEVEL 3 - PATHWAY DISCOVERY AND ANALYSIS

Level 3 analysis is designed as a continuation of the Level 1 and Level 2 analysis of the pathophysiological perturbations resulting from engineered mutations. Level 3 analysis is designed to define biochemical pathways, identify new drug targets and to define the biochemical mechanism of the pathophysiology identified in the Level 1 and Level 2 analysis. [**]

                                                                     EXHIBIT 2.1


                   STEERING COMMITTEE AND PROJECT COORDINATORS

Incyte Steering Committee Representatives:

1.  ___________________, Initial Chairperson

2.  _________________________

3.  _________________________

Incyte Project Coordinator: ___________

Lexicon Steering Committee Representatives:

1.  Jim Piggott, Initial Secretary
2.  Brian Zambrowicz
3.  David Powell

Lexicon Project Coordinator:  Cori Mossel

                                                                   EXHIBIT 3.7-A


       MATERIAL TRANSFER AGREEMENT BETWEEN INCYTE AND A CORPORATE PARTNER
                    OR ACADEMIC COLLABORATOR FOR TRANSFER OF
                 NON-CRE-LOX MUTANT MICE PURSUANT TO SECTION 3.7

         Incyte Genomics, Inc. ("Incyte") is willing to provide Material (defined below) to _______________ ("Investigator") of ________________
("[Institution/Company]") (hereinafter collectively "Recipient") solely for the internal research purposes as described below, under the following terms.

         1. Upon execution of this agreement, Incyte shall provide to Investigator samples of the Material. "Material" as used herein means __________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
[SPECIFY THE NON-CRE-LOX MOUSE (MOUSE OR CELL LINE)] or any cell line or progeny derived directly or therefrom.

         2. The Material will be used by Recipient solely in conducting research under the supervision of Investigator in support of a collaborative research project with Incyte. The Material will be used solely within Recipient's internal facilities and will not be transferred to any third party. The Material will be used solely for internal research purposes and for no other purpose. In no event will the Material be used in, or used in the manufacture of, a product for sale (or lease or other transfer of a product for consideration).

         3. Recipient acknowledges the Material or its parent or progenitor has been obtained by Incyte from Lexicon Genetics Incorporated ("Lexicon"). Recipient shall acknowledge in any publication or presentation of results of research performed using the Material that the Material or its parent or progenitor was obtained from Lexicon.

         4. Recipient will indemnify, defend and hold harmless Incyte and Lexicon from and against any and all claims, losses, liabilities and damages arising from or related to the Recipient's use of the Material. THE MATERIAL IS PROVIDED TO RECIPIENT WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF OTHERS.

         5. Recipient agrees that any person utilizing the Material within Institution will be advised of and shall be subject to the conditions of this Agreement.

         6. Incyte represents that it has obtained prior written permission from Lexicon to enter into this Agreement.

         The parties agree to the foregoing and have caused this Agreement to be executed by their duly authorized representatives.


                                          INCYTE GENOMICS, INC.

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                          Date:
                                               --------------------------------

[Name of Institution/Company]

By:
   ------------------------------------   -------------------------------------
(signature of authorized representative)       (signature of Investigator)

Printed Name:                             Printed Name:
             --------------------------                ------------------------

Title:
      ---------------------------------

Date:                                      Date:
     ----------------------------------         -------------------------------

                                                                   EXHIBIT 3.7-B


       MATERIAL TRANSFER AGREEMENT BETWEEN INCYTE AND A CORPORATE PARTNER
                  OR ACADEMIC COLLABORATOR FOR LOX-MUTANT MICE
                      PURSUANT TO SECTIONS 3.1.5.2 AND 3.7

         Incyte Genomics, Inc. ("Incyte") is willing to provide Material (defined below) to ____________________________ ("Investigator") of
____________________________ ("[Institution/Company]") (hereinafter collectively "Recipient") solely for the internal research purposes as described below, under the following terms.

         1. Upon execution of this agreement, Incyte shall provide to Investigator samples of the Material. "Material" as used herein means __________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
[SPECIFY THE LOX MOUSE (MOUSE OR CELL LINE) OR ANY CELL LINE OR PROGENY CONTAINING LOX DNA DERIVED THEREFROM] and any cell line or progeny containing lox DNA or cre DNA derived directly or indirectly therefrom.

         2.1. The Material will be used by Recipient solely in conducting research under the supervision of Investigator in support of the collaborative research project with Incyte. The material will be used solely within Recipient's internal facilities will not be transferred to any third party. The Material will be used solely for internal research purposes and for no other purpose. In no event will the Material be used in, or used in the manufacture of, a product for sale (or lease or other transfer of a product for consideration).

         2.2. Recipient further agrees that it will not manipulate the genetic information at any loxP site in the Material using cre recombinase, except as may be permitted as set forth in Section 4 below. For example and without limitation, Recipient shall not cross-breed any mouse containing loxP with a mouse expressing cre recombinase.

         3. The Material is covered by the claims of U.S. patent number 4,959,317, which is assigned to DuPont Pharmaceuticals Company. The Material or its parent or progenitor has been obtained by Incyte from Lexicon Genetics Incorporated ("Lexicon") which has licensed certain rights under U.S. patent number 4,959,317 from DuPont Pharmaceuticals Company, including the right to permit Incyte to extend to third parties the limited rights to practice under U.S. patent number 4,959,317 as set forth herein. Except as specifically and expressly set forth herein, no right is granted by DuPont Pharmaceuticals Company to practice inventions claimed under U.S. patent number 4,959,317. Recipient shall acknowledge in any publication or presentation of results of research performed using the Material that the Material or its parent or progenitor was obtained from Lexicon.

         4. In the event that Recipient has entered into a license agreement with DuPont Pharmaceuticals Company, The DuPont Merck Pharmaceutical Company or E.I. DuPont de

Nemours and Company granting rights under U.S. patent number 4,959,317, then the use of the Material shall be subject to the terms of such license agreement, provided however, that the use of the Material shall be subject to any further restrictions on the use of the Material as set forth herein.

         5. With respect to any further license rights under U.S. patent number 4,959,317, Recipient should contact:

                  Vice President, Product Planning & Acquisition
                  DuPont Pharmaceuticals Company
                  974 Centre Road, Chestnut Run Plaza, WR722
                  Wilmington, Delaware 19807-2802
                  (fax number: 302-922-3040)

         6. Recipient will indemnify, defend and hold harmless Incyte and Lexicon from and against any and all claims, losses, liabilities and damages arising from or related to the Recipient's use of the Material. THE MATERIAL IS PROVIDED TO RECIPIENT WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THE USE OF THE MATERIAL WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF OTHERS.

         7. Recipient agrees that any person utilizing the Material within [Institution/Company] will be advised of and shall be subject to the conditions of this Agreement.

         8. Incyte represents that it has obtained prior written permission from Lexicon to enter into this Agreement.

         The parties agree to the foregoing and have caused this Agreement to be executed by their duly authorized representatives.

                                          INCYTE GENOMICS, INC.

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                          Date:
                                               --------------------------------

[Name of Institution/Company]

By:
   ------------------------------------   -------------------------------------
(signature of authorized representative)       (signature of Investigator)

Printed Name:                             Printed Name:
             --------------------------                ------------------------

Title:
      ---------------------------------

Date:                                      Date:
     ----------------------------------         -------------------------------

                                                                   EXHIBIT 4.4.1


                   FORM FOR DESIGNATION OF LEXVISION PROJECTS

DATE

Lexicon Genetics Incorporated
Attn: LexVision Project Manager
4000 Research Forest Drive
The Woodlands, TX  77381

Subject:  LexVision Project Initiation Request

Dear _________:

This letter is to provide notice to Lexicon Genetics Incorporated ("Lexicon") of the request by Incyte Genomics, Inc. ("Incyte"), under Section 4.4.1 of the LexVision Database and Collaboration Agreement between Lexicon and Incyte dated ____________________ (the "Agreement"), that Lexicon initiate a standard mutant mouse project specified below for inclusion in the LexVision Database, subject to the terms and conditions of the Agreement.

The standard mutant mouse project to be initiated is described as follows:

     o    Gene Name:

     o    Method of Development:
[**]
     o    Mouse cDNA sequence (if known):

              (Provide as an electronic file or on diskette if necessary)

     o Is the genomic structure (i.e., intron/exon boundaries, size of introns, position of initiation codon, etc.) known for this gene?

              (Provide as an electronic file or on diskette if necessary)

     o Description of desired mutation (i.e., which specific sequences to delete):



Sincerely,

Name:
     -------------------------------------
Incyte Project Coordinator

Title:
      ------------------------------------

                                                                     EXHIBIT 5.2

        REQUEST FOR DELIVERY OF LEXVISION MUTANT MOUSE UNDER SECTION 5.2

DATE

Lexicon Genetics Incorporated
Attn: LexVision Project Coordinator
4000 Research Forest Drive

The Woodlands, TX  77381

Subject: Request for Delivery of LexVision Mutant Mice

Dear __________:

This letter is to provide notice to Lexicon Genetics Incorporated ("Lexicon") of the request by Incyte Genomics, Inc. ("Incyte"), under Section(s) 5.2 of the LexVision Database and Collaboration Agreement between Lexicon and Incyte dated _________, 2000 (the "Agreement"), for the delivery to Incyte of the LexVision Mutant Mice specified below, subject to the terms and conditions of the Agreement.

     o    LexVision Accession No.:

     o    Gene Name:


   [ ] The "Request for Shipping Information" form has been completed and attached.



Sincerely,

Name:
     ---------------------------
Incyte Project Coordinator

Title:
      --------------------------


================================================================================
                              FOR LEXICON USE ONLY

-------------------- ---------------------------- --------------------- ----------------------------------------------
REQUEST NO.:                                      PROJECT I.D.:
-------------------- ---------------------------- --------------------- ----------------------------------------------
METHOD:              [ ]  Stock        [ ]  Microinjection       [ ]  In Vitro Fertilization
-------------------- -------------------------------------------------------------------------------------------------

DATE OF COMPLETION: ________________    PROJECT MANAGER: ____________________

                                                                     EXHIBIT 5.5


           STANDARD LEXICON MUTANT MOUSE SHIPPING AND RECEIVING REPORT

                        REQUEST FOR SHIPPING INFORMATION

The following information is required to process the shipment of your mutant mice. In order to prevent any delays in shipping your mice, please complete this form in full and submit it to Lexicon as soon as possible. Omission of any information could delay your shipment. **Lexicon will not ship any mice without explicit authorization from the receiving institution's veterinarian.**

    SHIPPING & RECEIVING CLERK:
                                 -----------------------------------------------
             Clerk's Telephone:
                                 -----------------------------------------------
                   Clerk's Fax:
                                 -----------------------------------------------
                Clerk's E-mail:
                                 -----------------------------------------------

                                 -----------------------------------------------
                   INSTITUTION:
                                 -----------------------------------------------
              SHIPPING ADDRESS:
                         Street
                                 -----------------------------------------------
                       Building
                                 -----------------------------------------------
                       Room No.
                                 -----------------------------------------------
       City, State and Zip Code
                                 -----------------------------------------------
                        Country
                                 -----------------------------------------------
    INSTITUTION'S VETERINARIAN:
                                 -----------------------------------------------
      Veterinarian's Telephone:
                                 -----------------------------------------------
            Veterinarian's Fax:
                                 -----------------------------------------------
         Veterinarian's E-mail:
                                 -----------------------------------------------
        RECEIVING INVESTIGATOR:
                                 -----------------------------------------------
      Investigator's Telephone:
                                 -----------------------------------------------
            Investigator's Fax:
                                 -----------------------------------------------
         Investigator's E-mail:
                                 -----------------------------------------------


SHIPPING & DELIVERY REQUIREMENTS (DOMESTIC AND INTERNATIONAL):

Lexicon will use the information you provide above to exchange the required health documents with the Institution's Veterinarian and schedule the shipment. The shipping costs have been included in the overall project cost.

INTERNATIONAL ONLY:  Lexicon will contact the Receiving Veterinarian approximately 3 weeks prior to delivery. At this time, Lexicon will provide serology reports and request an Import Permit from the Receiving Veterinarian. An Import Permit is required in most countries and must be provided to Lexicon in English and the predominant language of the receiving country. Lexicon will notify Receiving Institution and Animal Port Houston when mice are ready to be shipped. Upon arrival in the destination country, the Receiving Institution is responsible for arranging delivery from the airport to Receiving Institution. Animal Port Houston will contact the Receiving Institution and provide flight information.

PLEASE RETURN THIS FORM TO:  LexVision(TM) Project Manager
                             Lexicon Genetics Incorporated
                             4000 Research Forest Drive
                             The Woodlands, TX 77381
                             Tel: 281-364-0100
                             Fax: 281-296-0749
                             E-mail: jd@lexgen.com or cmossel@lexgen.com